                                                                Exhibit 17(a)

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                       BARR ROSENBERG SERIES Trust
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               -AXA ROSENBERG U.S. SMALL CAPITALIZATION FUND
               -AXA ROSENBERG INTERNATIONAL SMALL CAPITALIZATION FUND -AXA ROSENBERG JAPAN FUND
               -AXA ROSENBERG VALUE MARKET NEUTRAL FUND
               -AXA ROSENBERG DOUBLE ALPHA MARKET FUND
               -AXA ROSENBERG SELECT SECTORS MARKET NEUTRAL FUND
               -AXA ROSENBERG ENHANCED 500 FUND
               -AXA ROSENBERG INTERNATIONAL EQUITY FUND
               -AXA ROSENBERG MULTI-STRATEGY MARKET NEUTRAL FUND

                                  JULY 31, 2000

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED OF THE SHARES DESCRIBED IN THIS PROSPECTUS OR DETERMINED WHETHER THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIME.

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                                Shareholder Services
     1.800.555.5737 Institutional Shares      1.800.447.3332 Investor Shares
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                               TABLE OF CONTENTS

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RISK/RETURN SUMMARY.........................................    3

  AXA ROSENBERG U.S. SMALL CAPITALIZATION FUND..............    3
  AXA ROSENBERG INTERNATIONAL SMALL CAPITALIZATION FUND.....    5
  AXA ROSENBERG JAPAN FUND..................................    8
  AXA ROSENBERG VALUE MARKET NEUTRAL FUND...................   10
  AXA ROSENBERG DOUBLE ALPHA MARKET FUND....................   12
  AXA ROSENBERG SELECT SECTORS MARKET NEUTRAL FUND..........   15
  AXA ROSENBERG ENHANCED 500 FUND...........................   17
  AXA ROSENBERG INTERNATIONAL EQUITY FUND...................   18
  AXA ROSENBERG MULTI-STRATEGY MARKET NEUTRAL FUND..........   19

FEES AND EXPENSES...........................................   21

INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES...   30

PRINCIPAL RISKS.............................................   37

CERTAIN ADDITIONAL INVESTMENT TECHNIQUES AND RELATED
  RISKS.....................................................   41

MANAGEMENT DISCUSSION OF FUND PERFORMANCE...................   44

THE ADVISER'S GENERAL INVESTMENT PHILOSOPHY.................   52

MANAGEMENT OF THE TRUST.....................................   54

MULTIPLE CLASSES............................................   58

PURCHASING SHARES...........................................   60

IRA ACCOUNTS................................................   62

REDEMPTION OF SHARES........................................   62

EXCHANGING SHARES...........................................   63

HOW THE TRUST PRICES SHARES OF THE FUNDS....................   64

DISTRIBUTIONS...............................................   65

TAXES.......................................................   66

OTHER INFORMATION...........................................   66

                              RISK/RETURN SUMMARY

    The following is a summary of certain key information about the AXA Rosenberg U.S. Small Capitalization Fund, AXA Rosenberg International Small Capitalization Fund, AXA Rosenberg Japan Fund, AXA Rosenberg Value Market Neutral Fund, AXA Rosenberg Double Alpha Market Fund, AXA Rosenberg Select Sectors Market Neutral Fund, AXA Rosenberg Enhanced 500 Fund, AXA Rosenberg International Equity Fund and AXA Rosenberg Multi-Strategy Market Neutral Fund (each a "Fund" and, collectively, the "Funds"). This Summary identifies each Fund's investment objective, principal investment strategies and principal risks. The principal risks of each Fund are identified and more fully discussed beginning on page 37. You can find more detailed descriptions of the Funds further back in this Prospectus. Please be sure to read this additional information BEFORE you invest.

Other important things for you to note:

    - You may lose money by investing in the Funds.

    - An investment in the Funds is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

                  AXA ROSENBERG U.S. SMALL CAPITALIZATION FUND

INVESTMENT OBJECTIVE

    The Fund seeks a return greater than that of the Russell 2000 Index. The Russell 2000 Index consists of the smallest 2000 securities in the Russell 3000 Index. The Russell 2000 Index represents approximately 8% of the Russell 3000 Index total market capitalization.

SUMMARY OF PRINCIPAL INVESTMENT STRATEGIES

    The Fund invests primarily in the common stocks of smaller companies that are traded principally in the markets of the United States. At all times, at least 65% of the Fund's total assets will be invested in these Small Capitalization Securities. The Fund will place relatively greater emphasis on capital appreciation than on current income.

    The Adviser uses fundamental and quantitative investment principles to determine which securities to buy and sell. Using these principles, the Adviser employs a bottom-up approach based on two stock selection models: (1) an appraisal model, which estimates a fair value for each company in the Adviser's database based on various fundamental data and (2) a near-term prospects model, which estimates year-ahead earnings based on fundamental data as well as investor sentiment data such as analysts' earnings estimates and broker buy/sell recommendations. These models tend to produce a "value" style of investment by favoring securities believed to be selling below a price that would accurately value the underlying company. The appraisal model is more likely to identify stocks that have lower price-to-earnings and price-to-book ratios (as compared to companies in the same industry) as attractive for purchase. While the Fund's portfolio has a modest value bias, there are other factors beyond value/growth exposures that affect the Fund's performance, such as industry exposures and risks associated with specific individual stock selections.

SUMMARY OF PRINCIPAL RISKS

    As with any stock mutual fund, you may lose money if you invest in the Fund. Among the principal risks that could adversely affect the value of the Fund's shares and cause you to lose money on your investment are:

    INVESTMENT RISKS. The value of Fund shares may increase or decrease depending on external conditions affecting the Fund's portfolio. These conditions depend upon market, economic, political, regulatory and other factors.

    MANAGEMENT RISK. Any actively managed investment portfolio is subject to the risk that its investment adviser will make poor stock selections. The Funds' investment adviser, AXA Rosenberg Investment Management LLC (the "Adviser") will apply its investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that they will produce the desired results.

    SMALLER COMPANY RISK. Market risk is particularly pronounced for this Fund because it invests a significant percentage of its assets in the stocks of companies with relatively small market capitalizations. These companies may have limited product lines, markets or financial resources or may depend on a few key employees.

    For a more detailed description of these and other risks associated with an investment in the Fund, turn to page 37.

PERFORMANCE INFORMATION

    The Fund's past performance is not necessarily indicative of its future performance.

YEARLY PERFORMANCE (%) -- INSTITUTIONAL SHARES

    This chart provides some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

YEARLY PERFORMANCE
CALENDAR YEAR END

1990  -19.88%
1991   34.45%
1992   22.00%
1993   22.50%
1994    5.41%
1995   38.18%
1996   26.53%
1997   30.63%
1998   -4.03%
1999   15.00%

ANNUAL RETURN (%)

    During all periods shown in the bar graph, the Fund's highest quarterly return was 26.06%, for the quarter ended 3/31/91, and its lowest quarterly return was -24.66%, for the quarter ended 9/30/90.

PERFORMANCE TABLE

    This table shows how the Fund's performance compares with the returns of a broad based securities market index.

      AVERAGE ANNUAL TOTAL RETURNS (FOR PERIODS ENDING DECEMBER 31, 1999)

                                                                                    SINCE        SINCE
                                                                                  INCEPTION    INCEPTION
                                                                                 OF INVESTOR   OF ADVISER
                                               PAST ONE   PAST FIVE   PAST 10      SHARES        SHARES
                                                 YEAR       YEARS      YEARS     (10/22/96)    (1/21/97)
                                               --------   ---------   --------   -----------   ----------
Institutional Shares.........................    15.00%     20.31%      15.64%
Investor Shares..............................    14.81%                              14.49%
Adviser Shares...............................    14.78%                                           12.04%
Russell 2000 Index*..........................    21.26%     16.69%      13.40%       14.20%       12.21%

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* The Russell 2000 Index consists of the smallest 2000 securities in the Russell 3000 Index. (The Russell 3000 Index represents approximately 98% of the investable U.S. equity market.) The Russell 2000 Index represents approximately 8% of the total market capitalization of the Russell 3000 Index.

    For the period January 1, 2000 through June 30, 2000, the aggregate (non-annualized) total returns of Institutional Shares, Investor Shares and Adviser Shares were 0.83%, 0.73% and 0.73%, respectively. The Russell 2000 Index return for that period was 3.03%.

             AXA ROSENBERG INTERNATIONAL SMALL CAPITALIZATION FUND

INVESTMENT OBJECTIVE

    The Fund seeks a return greater than that of the Casenove Rosenberg Global Smaller Companies Index excluding the United States ("CRIexUS"). The CRIexUS is an unmanaged index of non-U.S. companies with market capitalizations up to $3.5 billion.

SUMMARY OF PRINCIPAL INVESTMENT STRATEGIES

    The Fund invests primarily in equity securities of smaller companies that are traded principally in markets outside the United States with market capitalizations of between $5 million and $3.5 billion at the time of purchase by the Fund. Under normal circumstances, the Fund invests at least 90% of its net assets in these International Small Capitalization Companies. The Fund will place relatively greater emphasis on capital appreciation than on current income.

    The Adviser uses fundamental and quantitative investment principles to determine which securities to buy and sell. Using these principles, the Adviser employs a bottom-up approach based on two stock selection models (1) an appraisal model, which estimates a fair value for each company in the Adviser's database based on various fundamental data and (2) a near-term prospects model, which estimates year-ahead earnings based on fundamental data as well as investor sentiment data such as analysts' earnings estimates and broker buy/sell recommendations. These models tend to produce a "value" style of investment by favoring securities believed to be selling below a price that would accurately value the underlying company. The appraisal model is more likely to identify stocks that have lower price-to-earnings and price-to-book ratios (as compared to companies in the same industry) as attractive for purchase. While the Fund's portfolio has a modest value bias, there are other factors beyond value/growth exposures that affect the Fund's performance such as industry exposures and risks associated with specific individual stock selections.

SUMMARY OF PRINCIPAL RISKS

    As with any stock mutual fund, you may lose money if you invest in the Fund. Among the principal risks that could adversely affect the value of the Fund's shares and cause you to lose money on your investment are:

    INVESTMENT RISKS. The value of Fund shares may increase or decrease depending on external conditions affecting the Fund's portfolio. These conditions depend upon market, economic, political, regulatory and other factors.

    MANAGEMENT RISK. Any actively managed investment portfolio is subject to the risk that its investment adviser will make poor stock selections. The Adviser will apply its investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that they will produce the desired results.

    SMALLER COMPANY RISK. Market risk is particularly pronounced for this Fund because it invests a significant percentage of its assets in the stocks of companies with relatively small market capitalizations. These companies may have limited product lines, markets or financial resources or may depend on a few key employees.

    FOREIGN INVESTMENT RISK. As a result of its foreign investments, the Fund may experience more rapid and extreme changes in value than funds that invest solely in securities of U.S. companies. This is because the securities markets of many foreign countries are relatively small, with a limited number of companies representing a small number of industries. Additionally, issuers of foreign securities are usually not subject to the same degree of regulation as U.S. issuers. Reporting, accounting and auditing standards of foreign countries differ, in some cases significantly, from U.S. standards. Also, nationalization, expropriation or confiscatory taxation, currency blockage, political changes or diplomatic developments could adversely affect the Fund's investments in a foreign country.

    CURRENCY RISK. As a result of its investments in securities denominated in, and/or receiving revenues in, foreign currencies, the Fund will be subject to currency risk. This is the risk that those currencies will decline in value relative to the U.S. Dollar, or, in the case of hedging positions, that the U.S. Dollar will decline in value relative to the currency hedged. In either event, the dollar value of these types of investments would be adversely affected.

    For a more detailed description of these and other risks associated with an investment in the Fund, turn to page 37.

PERFORMANCE INFORMATION

    The Fund's past performance is not necessarily indicative of its future performance.

YEARLY PERFORMANCE(%) -- INSTITUTIONAL SHARES

    This chart provides some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

YEARLY PERFORMANCE

      ANNUAL RETURN (%)
1997            -11.73%
1998              4.12%
1999             24.67%

CALENDAR YEAR END

    During all periods shown in the bar graph, the Fund's highest quarterly return was 17.17%, for the quarter ended 3/31/98, and its lowest quarterly return was -18.39%, for the quarter ended 9/30/98.

PERFORMANCE TABLE

    This table shows how the Fund's performance compares with the returns of an index with a similar investment objective and the returns of a broad based securities market index.

      AVERAGE ANNUAL TOTAL RETURNS (FOR PERIODS ENDING DECEMBER 31, 1999)

                                                                             SINCE          SINCE
                                                                         INCEPTION OF     INCEPTION
                                                                         INSTITUTIONAL   OF INVESTOR
                                                              PAST ONE      SHARES         SHARES
                                                                YEAR       (9/23/96)     (10/29/96)
                                                              --------   -------------   -----------
Institutional Shares........................................    24.67%        4.38%
Investor Shares.............................................    24.34%                       4.08%
Salomon Smith Barney World ex US EMI*.......................    23.52%        7.04%          7.36%
CRIexUS**...................................................    20.39%        1.55%          1.59%

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* The Salomon Smith Barney World ex US EMI is an unmanaged, broad-based index of non-U.S. small/ mid-capitalization companies. The Index includes 21 countries: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom.

** The Cazenove Rosenberg Global Smaller Companies Index excluding the U.S. (CRIexUS) is the benchmark for the AXA Rosenberg International Small Capitalization Fund. It is an unmanaged index of non-U.S. companies with market capitalizations up to $3.5 billion. The Index includes 21 developed countries: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and U.K. Investors cannot invest directly in any Index.

    For the period January 1, 2000 through June 30, 2000, the aggregate (non-annualized) total returns of Institutional Shares and Investor Shares were 10.40% and 10.14%, respectively. Returns for the Salomon Smith Barney World ex US EMI and the CRIexUS for that period were 0.25% and -0.82%, respectively.

                            AXA ROSENBERG JAPAN FUND

INVESTMENT OBJECTIVE

    The Fund seeks a return greater than that of the Tokyo Stock Price Index ("TOPIX"). TOPIX is a capitalization-weighted index of all stocks in the First Section of the Tokyo Stock Exchange.

SUMMARY OF PRINCIPAL INVESTMENT STRATEGIES

    The Fund invests primarily in the common stocks of Japanese companies that are listed and traded on any of the eight Japanese exchanges or traded over the counter. The Fund may also invest in other Japanese Securities, such as convertible preferred stock or debentures, and may purchase futures contracts or options on futures contracts on the Tokyo Stock Price Index or the NIKKEI 225 Index. At all times, at least 65% of the Fund's total assets will be invested in Japanese Securities. The Adviser may hedge up to 100% of the Fund's total assets against a possible decline in the Japanese Securities market by utilizing futures and options on futures on Japanese stock indices.

    The Adviser uses fundamental and quantitative investment principles to determine which securities to buy and sell. Using these principles, the Adviser employs a bottom-up approach based on two stock selection models (1) an appraisal model, which estimates a fair value for each company in the Adviser's database based on various fundamental data and (2) a near-term prospects model, which estimates year-ahead earnings based on fundamental data as well as investor sentiment data such as analysts' earnings estimates and broker buy/sell recommendations. These models tend to produce a "value" style of investment by favoring securities believed to be selling below a price that would accurately value the underlying company. The appraisal model is more likely to identify stocks that have lower price-to-earnings and price-to-book ratios (as compared to companies in the same industry), as attractive for purchase. While the Fund's portfolio has a modest value bias, there are other factors beyond value/growth exposures that affect the Fund's performance such as industry exposures and risks associated with specific individual stock selections.

SUMMARY OF PRINCIPAL RISKS

    As with any stock mutual fund, you may lose money if you invest in the Fund. Among the principal risks that could adversely affect the value of the Fund's shares and cause you to lose money on your investment are:

    INVESTMENT RISKS. The value of Fund shares may increase or decrease depending on external conditions affecting the Fund's portfolio. These conditions depend upon market, economic, political, regulatory and other factors.

    MANAGEMENT RISK. Any actively managed investment portfolio is subject to the risk that its investment adviser will make poor stock selections. The Adviser will apply its investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that they will produce the desired results.

    FOREIGN INVESTMENT RISK. As a result of its foreign investments, the Fund may experience more rapid and extreme changes in value than funds that invest solely in securities of U.S. companies. Additionally, issuers of foreign securities are usually not subject to the same degree of regulation as U.S. issuers. Reporting, accounting and auditing standards of foreign countries differ, in some cases significantly, from U.S. standards. Also, nationalization, expropriation or confiscatory taxation, currency blockage, political changes or diplomatic developments could adversely affect the Fund's investments in a foreign country.

    RISKS OF INVESTING IN JAPANESE SECURITIES. Unlike other mutual funds which invest in the securities of many countries, the Fund will invest almost exclusively in Japanese Securities. In addition to the risks associated with investing in foreign securities generally, investments in the Fund will be subject to the market risk associated with investing almost exclusively in stocks of companies which are subject to Japanese economic factors and conditions. Since the Japanese economy is dependent to a significant extent on foreign trade, the relationships between Japan and its trading partners and between the yen and other currencies are expected to have a significant impact on particular Japanese companies and on the Japanese economy generally.

    DERIVATIVES RISK. As noted above, the Adviser may hedge up to 100% of the Fund's total assets by utilizing derivative instruments, which in this case are financial contracts whose value depends upon, or is derived from, the value of an underlying index. In addition to other risks such as the credit risk of the counterparty, derivatives involve the risk of mispricing or improper valuation and the risk that changes in the value of the derivative may not correlate perfectly with relevant indices.

    CURRENCY RISK. As a result of its investments in securities denominated in, and/or receiving revenues in, foreign currencies, the Fund will be subject to currency risk. This is the risk that those currencies will decline in value relative to the U.S. Dollar, or, in the case of hedging positions, that the U.S. Dollar will decline in value relative to the currency hedged. In either event, the dollar value of these types of investments would be adversely affected.

    For a more detailed description of these and other risks associated with an investment in the Fund, turn to page 37.

PERFORMANCE INFORMATION

    The Fund's past performance is not necessarily indicative of its future performance.

YEARLY PERFORMANCE (%) -- INSTITUTIONAL SHARES

    This chart provides some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

YEARLY PERFORMANCE
CALENDAR YEAR END

1990  -29.75%
1991    3.57%
1992  -21.57%
1993   21.73%
1994   25.59%
1995    0.10%
1996  -19.09%
1997  -34.75%
1998    5.65%
1999   56.37%

ANNUAL RETURN (%)

    During all periods shown in the bar graph, the Fund's highest quarterly return was 28.23%, for the quarter ended 12/31/98, and its lowest quarterly return was -26.71%, for the quarter ended 3/31/90.

PERFORMANCE TABLE

    This table shows how the Fund's performance compares with the returns of a broad based securities market index.

      AVERAGE ANNUAL TOTAL RETURNS (FOR PERIODS ENDING DECEMBER 31, 1999)

                                                                                                        SINCE
                                                                                                      INCEPTION
                                                                                                     OF INVESTOR
                                                       PAST ONE     PAST FIVE         PAST TEN          SHARES
                                                         YEAR         YEARS            YEARS          (10/22/96)
                                                       --------   --------------   --------------   --------------
Institutional Shares.................................    56.37%            -2.68%           -2.69%
Investor Shares......................................    55.88%                                              -1.79%
TOPIX*...............................................    78.61%             2.64%           -0.75%            6.50%

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* The Tokyo Stock Price Index is a capitalization-weighted index of all stocks in the First Section of the Tokyo Stock Exchange.

    For the period January 1, 2000 through June 30, 2000, the aggregate (non-annualized) total returns of Institutional Shares and Investor Shares were -1.19% and -1.19%, respectively. The TOPIX return for that period was -10.43%.

                    AXA ROSENBERG VALUE MARKET NEUTRAL FUND

INVESTMENT OBJECTIVE

    The Fund seeks to increase the value of your investment in bull markets and in bear markets through strategies designed to maintain limited net exposure to general equity market risk.

SUMMARY OF PRINCIPAL INVESTMENT STRATEGIES

    The Fund seeks to achieve its investment objective by buying common stocks that the Adviser believes are undervalued and by "selling short" stocks that the Adviser believes are overvalued. The Fund seeks to have approximately equal dollar amounts invested in long and short positions and near neutral exposure to specific industries, specific capitalization ranges and certain other risk factors. The Fund invests in small and mid-capitalization stocks that are principally traded in the markets of the United States. The Fund measures its return by a comparison to the return on 3-Month U.S. Treasury Bills.

    By buying and selling short different stocks, the Fund attempts to limit the effect on its performance of, and the risk associated with, general U.S. stock market movements. Given this use of long and short positions, the Fund expects that its shares will increase in value if the securities in its long portfolio outperform the securities in its short portfolio. By contrast, the Fund expects that its shares will decline in value if the securities in its short portfolio outperform the securities in its long portfolio.

    The Adviser uses fundamental and quantitative investment principles to determine which securities to buy, sell and sell short. Using these principles, the Adviser employs a bottom-up approach based on two stock selection models:
(1) an appraisal model, which estimates a fair value for each company in the Adviser's database based on various fundamental data and (2) a near-term prospects model, which estimates year-ahead earnings based on fundamental data as well as investor sentiment data such as analysts' earnings estimates and broker buy-sell recommendations. These models tend to produce a "value" style of investment by favoring securities believed to be selling below a price that would accurately value the underlying company. Because the Adviser's stock selection models typically find more bargains among value stocks and more overpriced securities (short sale opportunities) among growth stocks, the Fund's portfolio has a value exposure. There are other factors beyond value/growth exposures that affect the Fund's performance such as risks associated with specific individual stock selections.

SUMMARY OF PRINCIPAL RISKS

    As with any stock mutual fund, you may lose money if you invest in the Fund. Among the principal risks that could adversely affect the value of the Fund's shares and cause you to lose money on your investment are:

    INVESTMENT RISKS. Although the Fund's investment strategy seeks to limit the risk associated with investing in the equity market, the value of Fund shares still may increase or decrease depending on external conditions affecting the Fund's portfolio. These conditions depend upon market, economic, political, regulatory and other factors.

    MANAGEMENT RISK. Any actively managed investment portfolio is subject to the risk that its investment adviser will make poor stock selections. Because the Adviser could make poor investment decisions about both the long and the short positions of the Fund, the Fund's potential losses exceed those of conventional stock mutual funds that hold only long portfolios.

    MARKET RISK. Although the Fund seeks to have approximately equal dollar amounts invested in long and short positions, there is a risk that the Adviser will fail to construct a portfolio of long and short positions that has limited exposure to general U.S. stock market movements, capitalization or other risk factors.

    RISK OF SHORT SALES. When the Adviser believes that a security is overvalued relative to other securities in the Fund's long portfolio, it may sell the security short by borrowing it from a third party and selling it at the then current market price. The Fund is then obligated to buy the security on a later date so it can return the security to the lender. Short sales therefore involve the risk that the Fund will incur a loss by subsequently buying a security at a higher price than the price at which the Fund previously sold the security short. Moreover, because a Fund's loss on a short sale arises from increases in the value of the security sold short, such loss, like the price of the security sold short, is theoretically unlimited. By contrast, a Fund's loss on a long position arises from decreases in the value of the security and therefore is limited by the fact that a security's value cannot drop below zero.

    SMALL AND MID-SIZE COMPANY RISK. The Fund is subject to additional risk because it invests primarily in the stocks of companies with small and mid-sized market capitalizations, which tend to be less liquid and more volatile than stocks of companies with relatively large market capitalizations.

    For a more detailed description of these and other risks associated with an investment in the Fund, turn to page 37.

PERFORMANCE INFORMATION

    The Fund's past performance is not necessarily indicative of its future performance.

YEARLY PERFORMANCE (%) -- INSTITUTIONAL SHARES

    This chart provides some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

YEARLY PERFORMANCE

CALENDAR YEAR END  ANNUAL RETURN (%)
1998                          -0.71%
1999                         -11.41%

    During all periods shown in the bar graph, the Fund's highest quarterly return was 1.90%, for the quarter ended 9/30/98, and its lowest quarterly return was -9.51%, for the quarter ended 3/31/00.

PERFORMANCE TABLE

    This table shows how the Fund's performance compares with the returns of 3-Month U.S. Treasury Bills.

      AVERAGE ANNUAL TOTAL RETURNS (FOR PERIODS ENDING DECEMBER 31, 1999)

                                                                                  SINCE            SINCE
                                                                               INCEPTION OF      INCEPTION
                                                                              INSTITUTIONAL     OF INVESTOR
                                                               PAST ONE           SHARES           SHARES
                                                                 YEAR           (12/16/97)       (12/18/97)
                                                            ---------------   --------------   --------------
Institutional Shares......................................           -11.41%          -6.23%
Investor Shares...........................................           -11.70%                            -6.61%
3-Month U.S. T-Bills*.....................................             4.74%           4.97%             4.95%

------------------------

* Treasury Bills have a fixed rate of return, investors in Treasury Bills do not risk losing their investment, and an investment in the Fund is more volatile than an investment in Treasury Bills.

    For the period January 1, 2000 through June 30, 2000, the aggregate (non-annualized) total returns of Institutional Shares and Investor Shares were -12.68% and -12.82%, respectively. The return on 3-Month U.S. T-Bills for that period was 2.74%.

                     AXA ROSENBERG DOUBLE ALPHA MARKET FUND

    The AXA Rosenberg Double Alpha Market Fund currently invests in the AXA Rosenberg Value Market Neutral Fund. Once the AXA Rosenberg Multi-Strategy Market Neutral Fund becomes operational, the Fund will invest in that Fund instead of the AXA Rosenberg Value Market Neutral Fund. The Trust expects the AXA Rosenberg Multi-Strategy Market Neutral Fund to become operational within the next year. At the time of the switch from investing in the AXA Rosenberg Value Market Neutral Fund to investing in the AXA Rosenberg Multi-Strategy Market Neutral Fund, gains, if any, on shares of the AXA Rosenberg Value Market Neutral Fund will be recognized for tax purposes. The Trust will supplement this prospectus to reflect that change when and if it occurs. Therefore, you should consider the principal investment strategies and principal risks of the AXA Rosenberg Value Market Neutral Fund and/or the risks of the AXA Rosenberg Multi-Strategy Market Neutral Fund, as applicable, as described above and below, respectively, in deciding whether to invest in the AXA Rosenberg Double Alpha Market Fund.

INVESTMENT OBJECTIVE

    The Fund seeks a total return greater than that of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index").

SUMMARY OF PRINCIPAL INVESTMENT STRATEGIES

    The Fund invests primarily in shares of the AXA Rosenberg Value Market Neutral Fund (or, when it becomes operational, the AXA Rosenberg Multi-Strategy Market Neutral Fund) while simultaneously utilizing S&P 500 Index Futures, options on S&P 500 Index Futures and/or equity swap contracts to gain exposure to the equity market as measured by the S&P 500 Index. The Fund will purchase these S&P 500 Index instruments in an amount approximately equal to the net asset value of the Fund in order to gain full net exposure to the U.S. equity market as measured by the S&P 500 Index.

SUMMARY OF PRINCIPAL RISKS

    As with any stock mutual fund, you may lose money if you invest in the Fund. Among the principal risks that could adversely affect the value of the Fund's shares and cause you to lose money on your investment are:

    INVESTMENT RISKS. The value of Fund shares may increase or decrease depending on external conditions affecting the Fund's portfolio. These conditions depend upon market, economic, political, regulatory and other factors.

    MANAGEMENT RISK. Any actively managed investment portfolio is subject to the risk that its investment adviser will make poor stock selections. Because the Adviser could make poor investment decisions about both the long and the short positions of the Fund, the Fund's potential losses exceed those of conventional stock mutual funds that hold only long portfolios.

    INDEX FUTURES RISK. As indicated above, the Fund uses S&P 500 Index Futures, options on S&P 500 Index Futures and/or equity swap contracts, each of which is a financial contract whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. In addition to other risks such as the risk that the counterparty will be unable or unwilling to perform its obligations, derivatives involve the risk of mispricing or improper valuation and the risk that changes in the value of a derivative may not correlate perfectly with relevant assets, rates and indices, such as the S&P 500 Index. The liquidity and the value of a derivative may be subject to significant fluctuations, and the Fund may at times be unable to sell a derivative and may incur ongoing costs associated with that inability.

    RISKS OF EQUITY SWAP CONTRACTS. The Fund may engage in equity swap contracts, through which a counterparty generally agrees to pay the amount, if any, by which the agreed upon or "notional" amount specified in the equity swap contract would have increased in value had it been invested in the basket of stocks comprising the S&P 500 Index, plus the dividends that would have been received on those stocks. If there is a default by the counterparty to an equity swap contract, the Fund will be limited to contractual remedies pursuant to the agreements related to the transaction, which may entail additional expense for the Fund. The Fund's use of equity swap contracts may result in the Fund realizing more income subject to tax at ordinary income tax rates than it would if it did not engage in equity swap contracts. There is no assurance that the equity swap contract counterparties will be able to meet their obligations or that, in the event of default, the AXA Rosenberg Double Alpha Market Fund will succeed in pursing contractual remedies. The Fund thus assumes the risk that it may be delayed in or prevented from obtaining payments owed to it pursuant to these contracts.

    RISKS THROUGH INVESTMENT IN THE AXA ROSENBERG VALUE MARKET NEUTRAL FUND OR THE AXA ROSENBERG MULTI-STRATEGY MARKET NEUTRAL FUND, AS APPLICABLE. Through its investment in shares of the AXA Rosenberg

Value Market Neutral Fund (or, once it becomes operational, the AXA Rosenberg Multi-Strategy Market Neutral Fund), the Fund is subject to the risks to which the applicable underlying Fund is subject (see above and below).

    For a more detailed description of these and other risks associated with an investment in the Fund, turn to page 37.

PERFORMANCE INFORMATION

    The Fund's past performance is not necessarily indicative of its future performance.

YEARLY PERFORMANCE (%) -- INSTITUTIONAL SHARES

    This chart provides some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

YEARLY PERFORMANCE

CALENDAR YEAR END  ANNUAL RETURN (%)
1999                           2.17%

    During all periods shown in the bar graph, the Fund's highest quarterly return was 14.21%, for the quarter ended 12/31/99, and its lowest quarterly return was -8.19%, for the quarter ended 9/30/99.

PERFORMANCE TABLE

    This table shows how the Fund's performance compares with the returns of a broad-based securities market index.

      AVERAGE ANNUAL TOTAL RETURNS (FOR PERIODS ENDING DECEMBER 31, 1999)

                                                                                         SINCE
                                                                                     INCEPTION OF
                                                                                     INSTITUTIONAL
                                                                                     AND INVESTOR
                                                                 PAST ONE               SHARES
                                                                   YEAR                (4/22/98)
                                                              ---------------       ---------------
Institutional Shares........................................             2.17%                 3.66%
Investor Shares.............................................             1.91%                 3.35%
S&P 500 Index*..............................................            21.04%                18.92%

------------------------

* The S&P 500 Index is an unmanaged, weighted index of 500 U.S. industrial, transportation, utility and financial companies.

    For the period January 1, 2000 through June 30, 2000, the aggregate (non-annualized) total returns of Institutional Shares and Investor Shares were -14.46% and -14.58%, respectively. The S&P 500 Index return for that period was -0.42%.

                AXA ROSENBERG SELECT SECTORS MARKET NEUTRAL FUND

INVESTMENT OBJECTIVE

    The Fund seeks to increase the value of your investment in bull markets and in bear markets through strategies designed to maintain minimal net exposure to general equity market risk.

SUMMARY OF PRINCIPAL INVESTMENT STRATEGIES

    The Fund seeks to achieve its investment objective by buying common stocks that the Adviser believes are undervalued and by "selling short" stocks that the Adviser believes are overvalued. The Fund seeks to have approximately equal dollar amounts invested in long and short positions. The Fund invests primarily in the 500 largest capitalization stocks that are principally traded in the markets of the United States. The Fund measures its return by a comparison to the return on 3-Month U.S. Treasury Bills.

    By buying and selling short different stocks, the Fund attempts to limit the effect on its performance of, and the risk associated with, general U.S. stock market movements. Given this use of long and short positions, the Fund expects that its shares will increase in value if the securities in its long portfolio outperform the securities in its short portfolio. By contrast, the Fund expects that its shares will decline in value if the securities in its short portfolio outperform the securities in its long portfolio. Under normal circumstances, the Adviser's stock selection models will result in the Fund's long and short positions being overweighted in different sectors (including industries within different sectors).

    The Adviser uses fundamental and quantitative investment principles to determine which securities to buy, sell and sell short. Using these principles, the Adviser employs a bottom-up approach based on two stock selection models:
(1) an appraisal model, which estimates a fair value for each company in the Adviser's database based on various fundamental data and (2) a near-term prospects model, which estimates year-ahead earnings based on fundamental data as well as investor sentiment data such as analysts' earnings estimates and broker buy/sell recommendations.

    The Adviser selects sectors to overweight or underweight based on a bottom-up evaluation of the stocks within a sector. If the stock selection models find most stocks within a sector to be attractive, then the Adviser would tend to overweight that sector. If the stock selection models find most stocks within a sector to be unattractive then the Adviser would tend to engage in more short sales with regard to that sector. The optimizer weighs the potential gain of a position against the risk in having overweighted/ underweighted industry exposures (in addition to other risk measures) and suggests trades to improve the return and risk characteristics of the portfolio.

SUMMARY OF PRINCIPAL RISKS

    As with any stock mutual fund, you may lose money if you invest in the Fund. Among the principal risks that could adversely affect the value of the Fund's shares and cause you to lose money on your investment are:

    INVESTMENT RISKS. Although the Fund's investment strategy seeks to limit the risk associated with investing in the equity market, the value of Fund shares still may increase or decrease depending on external conditions affecting the Fund's portfolio. These conditions depend upon market, economic, political, regulatory and other factors.

    MANAGEMENT RISK. Any actively managed investment portfolio is subject to the risk that its investment adviser will make poor stock selections. Because the Adviser could make poor investment decisions about both the long and the short positions of the Fund, the Fund's potential losses exceed those of conventional stock mutual funds that hold only long portfolios.

    MARKET RISK. Although the Fund seeks to have approximately equal dollar amounts invested in long and short positions, there is a risk that the Adviser will fail to construct a portfolio of long and short positions that has limited exposure to general U.S. stock market movements, capitalization, or other risk factors.

    RISK OF SHORT SALES. When the Adviser believes that a security is overvalued relative to other securities in the Fund's long portfolio, it may sell the security short by borrowing it from a third party and selling it at the then current market price. The Fund is then obligated to buy the security on a later date so it can return the security to the lender. Short sales therefore involve the risk that the Fund will incur a loss by subsequently buying a security at a higher price than the price at which the Fund previously sold the security short. Moreover, because a Fund's loss on a short sale arises from increases in the value of the security sold short, such loss, like the price of the security sold short, is theoretically unlimited. By contrast, a Fund's loss on a long position arises from decreases in the value of the security and therefore is limited by the fact that a security's value cannot drop below zero.

    RISK OF OVERWEIGHTING. This is the risk that, by overweighting investments in certain sectors or industries of the U.S. stock market, the Fund will suffer a loss because of general advances or declines on the prices of stocks in those sectors or industries.

    For a more detailed description of these and other risks associated with an investment in the Fund, turn to page 37.

PERFORMANCE INFORMATION

    The Fund's past performance is not necessarily indicative of its future performance.

YEARLY PERFORMANCE (%) -- INSTITUTIONAL SHARES

    This chart provides some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

YEARLY PERFORMANCE

CALENDAR YEAR END  ANNUAL RETURN (%)
1999                           7.58%

    During all periods shown in the bar graph, the Fund's highest quarterly return was 7.99%, for the quarter ended 12/31/98, and its lowest quarterly return was -1.53%, for the quarter ended 6/30/99.

PERFORMANCE TABLE

    This table shows how the Fund's performance compares with the returns of 3-Month U.S. Treasury Bills.

      AVERAGE ANNUAL TOTAL RETURNS (FOR PERIODS ENDING DECEMBER 31, 1999)

                                                                             SINCE               SINCE
                                                                         INCEPTION OF          INCEPTION
                                                                         INSTITUTIONAL        OF INVESTOR
                                                         PAST ONE           SHARES              SHARES
                                                           YEAR           (10/19/98)          (11/11/98)
                                                         --------       ---------------       -----------
Institutional Shares...................................    7.58%                 12.22%
Investor Shares........................................    7.15%                                  12.14%
3-Month U.S. T-Bills*..................................    4.74%                  4.83%            4.91%

------------------------

* Treasury Bills have a fixed rate of return, investors in Treasury Bills do not risk losing their investment, and an investment in the Fund is more volatile than an investment in Treasury Bills.

    For the period January 1, 2000 through June 30, 2000, the aggregate (non-annualized) total returns of Institutional Shares and Investor Shares were -6.37% and -6.40%, respectively. 3-Month U.S. T-Bills return for that period was 2.74%.

                        AXA ROSENBERG ENHANCED 500 FUND

INVESTMENT OBJECTIVE

    The Fund seeks to outperform the total return of the S&P 500 Composite Index (the "S&P 500"). The S&P 500 is an unmanaged, weighted index of 500 U.S. industrial, transportation, utility and financial companies.

SUMMARY OF PRINCIPAL INVESTMENT STRATEGIES

    The Fund seeks to achieve its investment objective by investing in companies that are included in the S&P 500 and domiciled in the United States. The Fund will generally overweight investments in such companies that the Adviser believes will outperform the S&P 500 and will generally underweight, or avoid altogether, investments in such companies that the Adviser believes will underperform the S&P 500. The Fund attempts to maintain a level of risk that is similar to that associated with the S&P 500 generally.

    The Adviser uses fundamental and quantitative investment principles to determine which securities to buy and sell. Using these principles, the Adviser employs a bottom-up approach based on two stock selection models: (1) an appraisal model, which estimates a fair value for each company in the Adviser's database based on various fundamental data and (2) a near-term prospects model, which estimates year-ahead earnings based on fundamental data as well as investor sentiment data such as analysts' earnings estimates and broker buy/sell recommendations.

SUMMARY OF PRINCIPAL RISKS

    As with any stock mutual fund, you may lose money if you invest in the Fund. Among the principal risks that could adversely affect the value of the Fund's shares and cause you to lose money on your investment are:

    INVESTMENT RISKS. The value of Fund shares may increase or decrease depending on external conditions affecting the Fund's portfolio. These conditions depend upon market, economic, political, regulatory and other factors.

    MANAGEMENT RISK. The success of the Fund's investment strategy depends upon the Adviser's skill in determining which securities to overweight, underweight or avoid altogether. Therefore, as with any actively managed investment portfolio, the Fund is subject to the risk that its investment adviser will make poor stock selections.

    For a more detailed description of these and other risks associated with an investment in the Fund, turn to page 37.

PERFORMANCE INFORMATION

    The Fund does not have performance information because it has not yet been operational for a full calendar year.

                    AXA ROSENBERG INTERNATIONAL EQUITY FUND

INVESTMENT OBJECTIVE

    The Fund seeks a total return greater than that of the Morgan Stanley Capital International Europe Australasia, Far East Index (the "MSCI-EAFE Index"). The MSCI-EAFE Index is an international, unmanaged, weighted stock market index that includes over 1,000 securities listed on the stock exchanges of 20 developed market countries from Europe, Australia, Asia and the Far East.

SUMMARY OF PRINCIPAL INVESTMENT STRATEGIES

    The Fund invests in the common stocks of large foreign companies. Although the Fund invests primarily in the stocks of companies that comprise the MSCI-EAFE Index, it may invest up to 40% of its assets in the stocks of companies which are not part of the MSCI-EAFE Index but which have characteristics (such as industry classification and country of domicile) similar to those of the MSCI-EAFE companies.

    The Adviser uses proprietary and quantitative investment principles to determine which securities to buy and sell. Using these principles, the Adviser employs a bottom-up approach based on two stock selection models: (1) an appraisal model, which estimates a fair value for each company in the Adviser's database based on various fundamental data and (2) a near-term prospects model, which estimates year-ahead earnings based on fundamental data as well as investor sentiment data such as analysts' earnings estimates and broker buy/sell recommendations. These models tend to produce a "value" style of investment by favoring securities believed to be selling below a price that would accurately value the underlying company. The appraisal model is more likely to identify stocks with lower price-to-earnings and price-to-book ratios (as compared with companies in the same industry) as attractive for purchase. While the Fund's portfolio has a modest value bias, there are other factors beyond value/growth exposures that affect the Fund's performance, such as industry exposures and risks associated with specific individual stock selections.

SUMMARY OF PRINCIPAL RISKS

    As with any stock mutual fund, you may lose money if you invest in the Fund. Among the principal risks that could adversely affect the value of the Fund's shares and cause you to lose money on your investment are:

    INVESTMENT RISKS. The value of Fund shares may increase or decrease depending on external conditions affecting the Fund's portfolio. These conditions depend upon market, economic, political, regulatory and other factors.

    MANAGEMENT RISK. The success of the Fund's investment strategy depends upon the Adviser's skill in determining which securities to buy and which securities to sell. Therefore, as with any actively managed investment portfolio, the Fund is subject to the risk that the Adviser will make poor stock selections.

    FOREIGN INVESTMENT RISK. Investments in securities of foreign issuers involve certain risks that are less significant for investments in securities of U.S. issuers. These include risks of adverse changes in foreign economic, political, regulatory and other conditions, changes in currency exchange rates or exchange control regulations (including currency blockage). A Fund may be unable to obtain and enforce judgments against foreign entities, and issuers of foreign securities are subject to different, and often less comprehensive, accounting, reporting and disclosure requirements than domestic issuers. Also, the securities of some foreign companies may be less liquid and at times more volatile than securities of comparable U.S. companies.

    CURRENCY RISK. As a result of its investments in securities denominated in, and/or receiving revenues in, foreign currencies, the Fund will be subject to currency risk. This is the risk that those currencies will decline in value relative to the U.S. Dollar. In either event, the dollar value of these types of investments would be adversely affected.

    For a more detailed description of these and other risks associated with an investment in the Fund, turn to page 37.

PERFORMANCE INFORMATION

    The Fund does not have performance information because it has not yet been operational for a full calendar year.

                AXA ROSENBERG MULTI-STRATEGY MARKET NEUTRAL FUND

INVESTMENT OBJECTIVE

    The Fund seeks to increase the value of your investment in bull markets and in bear markets through strategies designed to maintain minimal net exposure to general equity market risk.

SUMMARY OF PRINCIPAL INVESTMENT STRATEGIES

    The Fund seeks to achieve its investment objective by buying common stocks from all capitalization ranges that the Adviser believes are undervalued and by "selling short" such stocks that the Adviser believes are overvalued. There are no prescribed limits on the Fund's geographic asset distribution, and the Fund has the authority to invest in common stocks traded in securities markets of any country in the world. Initially, however, investments will be limited to securities traded in markets of the United States. The Adviser's computerized investment process is designed to maintain continually approximately equal dollar amounts invested in long and short positions. The Fund measures its return by a comparison to the return on 3-Month U.S. Treasury Bills.

    By buying and selling short different stocks, the Fund attempts to limit the effect on its performance of, and the risk associated with, general stock market movements and value/growth cycles. Given this use of long and short positions, the Fund expects that its shares will increase in value if the securities in its long portfolio outperform the securities in its short portfolio. By contrast, the Fund expects that its shares will decline in value if the securities in its short portfolio outperform the securities in its long portfolio. The Adviser's stock selection models may result in the Fund's long and short positions being overweighted in different sectors (including industries within sectors).

    The Adviser uses fundamental and quantitative investment principles to determine which securities to buy, sell and sell short. Using these principles, the Adviser employs a bottom-up approach based on two stock selection models:
(1) an appraisal model, which estimates a fair value for each company in the Adviser's database based on various fundamental data and (2) a near-term prospects model, which estimates year-ahead earnings based on fundamental data as well as investor sentiment data such as analysts' earnings estimates and broker buy/sell recommendations.

    The Adviser selects sectors to overweight or underweight based on a bottom-up evaluation of the stocks within a sector. If the stock selection models find most stocks within a sector to be attractive, then the Adviser would tend to overweight that sector. If the stock selection models find most stocks within a sector to be unattractive then the Adviser would tend to engage in more short sales with regard to that sector. The optimizer weighs the potential gain of a position against the risk in having overweighted/ underweighted industry exposures (in addition to other risk measures) and suggests trades to improve the return and risk characteristics of the portfolio.

SUMMARY OF PRINCIPAL RISKS

    As with any stock mutual fund, you may lose money if you invest in the Fund. Among the principal risks that could adversely affect the value of the Fund's shares and cause you to lose money on your investment are:

    INVESTMENT RISKS. Although the Fund's investment strategy seeks to limit the risk associated with investing in the equity market, the value of Fund shares still may increase or decrease depending on external conditions affecting the Fund's portfolio. These conditions depend upon market, economic, political, regulatory and other factors.

    MANAGEMENT RISK. Any actively managed investment portfolio is subject to the risk that its investment adviser will make poor stock selections. Because the Adviser could make poor investment decisions about both the long and the short positions of the Fund, the Fund's potential losses exceed those of conventional stock mutual funds that hold only long portfolios.

    MARKET RISK. Although the Fund seeks to have approximately equal dollar amounts invested in long and short positions, there is a risk that the Adviser will fail to construct a portfolio of long and short positions that has limited exposure to general global stock market movements, capitalization, or other risk factors.

    RISK OF SHORT SALES. When the Adviser believes that a security is overvalued relative to other securities in the Fund's long portfolio, it may sell the security short by borrowing it from a third party and selling it at the then current market price. The Fund is then obligated to buy the security on a later date so it can return the security to the lender. Short sales therefore involve the risk that the Fund will incur a loss by subsequently buying a security at a higher price than the price at which the Fund previously sold the security short. Moreover, because a Fund's loss on a short sale arises from increases in the value of the security sold short, such loss, like the price of the security sold short, is theoretically unlimited. By contrast, a Fund's loss on a long position arises from decreases in the value of the security and therefore is limited by the fact that a security's value cannot drop below zero.

    FOREIGN INVESTMENT RISK. Investments in securities of foreign issuers involve certain risks that are less significant for investments in securities of U.S. issuers. These include risks of adverse changes in foreign economic, political, regulatory and other conditions, changes in currency exchange rates or exchange control regulations (including currency blockage). A Fund may be unable to obtain and enforce judgments against foreign entities, and issuers of foreign securities are subject to different, and often less comprehensive, accounting, reporting and disclosure requirements than domestic issuers. Also, the securities of some foreign companies may be less liquid and at times more volatile than securities of comparable U.S. companies.

    CURRENCY RISK. As a result of its investments in securities denominated in, and/or receiving revenues in, foreign currencies, the Fund will be subject to currency risk. This is the risk that those currencies will decline in value relative to the U.S. Dollar, or, in the case of hedging positions, that the U.S. Dollar will decline in value relative to the currency hedged. In either event, the dollar value of these types of investments would be adversely affected.

    SMALL AND MID-SIZE COMPANY RISK. The Fund is subject to additional risk because it invests a portion of its assets in the stocks of companies with small and mid-sized market capitalizations, which tend to be less liquid and more volatile than stocks of companies with relatively large market capitalizations.

    RISK OF OVERWEIGHTING. This is the risk that, by overweighting investments in certain sectors or industries of the stock market, the Fund will suffer a loss because of general advances or declines on the prices of stocks in those sectors or industries.

    For a more detailed description of these and other risks associated with an investment in the Fund, turn to page 37.

PERFORMANCE INFORMATION

    The Fund does not have performance information because it has not yet been operational for a full calendar year.

                               FEES AND EXPENSES

    THESE TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU MAY PAY IF YOU BUY AND HOLD SHARES OF THE FUNDS.

AXA ROSENBERG U.S. SMALL CAPITALIZATION FUND

                                                              INSTITUTIONAL   INVESTOR   ADVISER
                                                              -------------   --------   --------
SHAREHOLDER FEES (paid directly from your investment):
  Maximum Sales Charge (Load) Imposed on Purchases..........       None         None       None
  Maximum Deferred Sales Charge (Load)......................       None         None       None
  Maximum Sales Charge (Load) Imposed on Reinvested
    Dividends...............................................       None         None       None
  Redemption Fee............................................       None         None       None
  Exchange Fee..............................................       None         None       None

                         ANNUAL FUND OPERATING EXPENSES
                 (EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

CLASS OF SHARES                                               INSTITUTIONAL   INVESTOR       ADVISER
---------------                                               -------------   --------       --------
Management Fees.............................................       0.90%        0.90%          0.90%
Distribution and Shareholder Service (12b-1) Fees...........       None         0.25%          0.25%
Other Expenses..............................................       0.33%        0.48%(a)       0.33%
Total Annual Fund Operating Expenses........................       1.23%        1.63%          1.48%
                                                                   ----         ----           ----
Fee Waiver and/or Expense Reimbursement (b).................       0.08%        0.08%          0.08%
Net Expenses................................................       1.15%        1.55%          1.40%
                                                                   ====         ====           ====

------------------------

(a) The Trustees have authorized the payment of up to 0.15% of the Fund's average daily net assets attributable to Investor Shares for subtransfer and subaccounting service in connection with such shares.

(b) The Adviser has contractually undertaken to waive its management fee and bear certain expenses (exclusive of nonrecurring account fees and extraordinary expenses) until further notice (and in any event at least until 3/31/01). Any amounts waived or reimbursed in a particular fiscal year will be subject to repayment by the Fund to the Adviser to the extent that from time to time through the next two fiscal years the repayment will not cause the Fund's expenses to exceed the limit, if any, agreed to by the Adviser at that time.

EXAMPLE

    This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment earns a 5% return each year and that the Fund's operating expenses remain the same as the Total Annual Fund Operating Expenses shown above. Your actual costs may be higher or lower. Based on these assumptions, your costs would be:

CLASS                        1 YEAR             3 YEARS             5 YEARS             10 YEARS
-----                       --------            --------            --------            --------
Institutional...........      $117                $382                $668               $1,482
Investor................      $158                $506                $879               $1,926
Adviser.................      $143                $460                $800               $1,762

AXA ROSENBERG INTERNATIONAL SMALL CAPITALIZATION FUND

                                                              INSTITUTIONAL   INVESTOR
                                                              -------------   --------
SHAREHOLDER FEES (paid directly from your investment):
  Maximum Sales Charge (Load) Imposed on Purchases..........       None         None
  Maximum Deferred Sales Charge (Load)......................       None         None
  Maximum Sales Charge (Load) Imposed on Reinvested
    Dividends...............................................       None         None
  Redemption Fee............................................       None         None
  Exchange Fee..............................................       None         None

                         ANNUAL FUND OPERATING EXPENSES
                 (EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

CLASS OF SHARES                                               INSTITUTIONAL   INVESTOR
---------------                                               -------------   --------
Management Fees.............................................       1.00%        1.00%
Distribution and Shareholder Service (12b-1) Fees...........       None         0.25%
Other Expenses..............................................       0.96%        1.11%(a)
Total Annual Fund Operating Expenses........................       1.96%        2.36%
                                                                   ----         ----
Fee Waiver and/or Expense Reimbursement (b).................       0.46%        0.46%
Net Expenses................................................       1.50%        1.90%
                                                                   ====         ====

------------------------

(a) The Trustees have authorized the payment of up to 0.15% of the Fund's average daily net assets attributable to Investor Shares for subtransfer and subaccounting service in connection with such shares.

(b) The Adviser has contractually undertaken to waive its management fee and bear certain expenses (exclusive of nonrecurring account fees and extraordinary expenses) until further notice (and in any event at least until 3/31/01). Any amounts waived or reimbursed in a particular fiscal year will be subject to repayment by the Fund to the Adviser to the extent that from time to time through the next two fiscal years the repayment will not cause the Fund's expenses to exceed the limit, if any, agreed to by the Adviser at that time.

EXAMPLE

    This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment earns a 5% return each year and that the Fund's operating expenses remain the same as the Total Annual Fund Operating Expenses shown above. Your actual costs may be higher or lower. Based on these assumptions, your costs would be:

CLASS                       1 YEAR             3 YEARS             5 YEARS             10 YEARS
-----                      --------            --------            --------            --------
Institutional..........      $153                 $571              $1,015              $2,248
Investor...............      $193                 $693              $1,219              $2,661

AXA ROSENBERG JAPAN FUND

                                                              INSTITUTIONAL   INVESTOR
                                                              -------------   --------
SHAREHOLDER FEES (paid directly from your investment):
  Maximum Sales Charge (Load) Imposed on Purchases..........       None         None
  Maximum Deferred Sales Charge (Load)......................       None         None
  Maximum Sales Charge (Load) Imposed on Reinvested
    Dividends...............................................       None         None
  Redemption Fee............................................       None         None
  Exchange Fee..............................................       None         None

                         ANNUAL FUND OPERATING EXPENSES
                 (EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

CLASS OF SHARES                                               INSTITUTIONAL   INVESTOR
---------------                                               -------------   --------
Management Fees.............................................       1.00%        1.00%
Distribution and Shareholder Service (12b-1) Fees...........       None         0.25%
Other Expenses..............................................       8.31%        8.46%(a)
Total Annual Fund Operating Expenses........................       9.31%        9.71%
                                                                   ----         ----
Fee Waiver and/or Expense Reimbursement (b).................       7.81%        7.81%
Net Expenses................................................       1.50%        1.90%
                                                                   ====         ====

------------------------

(a) The Trustees have authorized the payment of up to 0.15% of the Fund's average daily net assets attributable to Investor Shares for subtransfer and subaccounting service in connection with such shares.

(b) The Adviser has contractually undertaken to waive its management fee and bear certain expenses (exclusive of nonrecurring account fees and extraordinary expenses) until further notice (and in any event at least until 3/31/01). Any amounts waived or reimbursed in a particular fiscal year will be subject to repayment by the Fund to the Adviser to the extent that from time to time through the next two fiscal years the repayment will not cause the Fund's expenses to exceed the limit, if any, agreed to by the Adviser at that time.

EXAMPLE

    This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment earns a 5% return each year and that the Fund's operating expenses remain the same as the Total Annual

Fund Operating Expenses shown above. Your actual costs may be higher or lower. Based on these assumptions, your costs would be:

CLASS                       1 YEAR             3 YEARS             5 YEARS             10 YEARS
-----                      --------            --------            --------            --------
Institutional..........      $153               $1,998              $3,687              $7,313
Investor...............      $193               $2,102              $3,835              $7,503

AXA ROSENBERG VALUE MARKET NEUTRAL FUND

                                                              INSTITUTIONAL   INVESTOR
                                                              -------------   --------
SHAREHOLDER FEES (paid directly from your investment):
  Maximum Sales Charge (Load) Imposed on Purchases..........       None         None
  Maximum Deferred Sales Charge (Load)......................       None         None
  Maximum Sales Charge (Load) Imposed on Reinvested
    Dividends...............................................       None         None
  Redemption Fee............................................       None         None
  Exchange Fee..............................................       None         None

                         ANNUAL FUND OPERATING EXPENSES
                 (EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

CLASS OF SHARES                                               INSTITUTIONAL   INVESTOR
---------------                                               -------------   --------
Management Fees.............................................       1.50%        1.50%
Distribution and Shareholder Service (12b-1) Fees...........       None         0.25%
Other Expenses
  Dividend Expenses on Securities Sold Short................       1.04%        1.04%
  Remainder of Other Expenses...............................       0.46%        0.61%(a)
  Total.....................................................       1.50%        1.65%
                                                                   ----         ----
Total Annual Fund Operating Expenses........................       3.00%        3.40%
                                                                   ----         ----
Fee Waiver and/or Expense Reimbursement (b).................       0.21%        0.21%
Net Expenses................................................       2.79%        3.19%
                                                                   ====         ====

------------------------

(a) The Trustees have authorized the payment of up to 0.15% of the Fund's average daily net assets attributable to Investor Shares for subtransfer and subaccounting service in connection with such shares.

(b) The Adviser has contractually undertaken to waive its management fee and bear certain expenses (exclusive of nonrecurring account fees, extraordinary expenses and dividends and interest paid on securities sold short) until further notice (and in any event at least until 3/31/01). Any amounts waived or reimbursed in a particular fiscal year will be subject to repayment by the Fund to the Adviser to the extent that from time to time through the next two fiscal years the repayment will not cause the Fund's expenses to exceed the limit, if any, agreed to by the Adviser at that time.

EXAMPLE

    This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment earns a 5% return each year and that the Fund's operating expenses remain the same as the Total Annual

Fund Operating Expenses shown above. Your actual costs may be higher or lower. Based on these assumptions, your costs would be:

CLASS                       1 YEAR             3 YEARS             5 YEARS             10 YEARS
-----                      --------            --------            --------            --------
Institutional..........      $282                 $908              $1,559              $3,303
Investor...............      $322               $1,025              $1,751              $3,671

AXA ROSENBERG DOUBLE ALPHA MARKET FUND

                                                              INSTITUTIONAL   INVESTOR
                                                              -------------   --------
SHAREHOLDER FEES (paid directly from your investment):
  Maximum Sales Charge (Load) Imposed on Purchases..........       None         None
  Maximum Deferred Sales Charge (Load)......................       None         None
  Maximum Sales Charge (Load) Imposed on Reinvested
    Dividends...............................................       None         None
  Redemption Fee............................................       None         None
  Exchange Fee..............................................       None         None

                         ANNUAL FUND OPERATING EXPENSES
                 (EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

CLASS OF SHARES                                               INSTITUTIONAL   INVESTOR
---------------                                               -------------   --------
Management Fees.............................................       0.10%        0.10%
Distribution and Shareholder Service (12b-1) Fees...........       None         0.25%
Other Expenses (a)
  Dividend Expenses on Securities Sold Short................       1.04%        1.04%
  Remainder of Other Expenses...............................       3.64%        3.79%(b)
                                                                   ----         ----
Total.......................................................       4.68%        4.83%
                                                                   ----         ----
Total Annual Fund Operating Expenses........................       4.78%        5.18%
                                                                   ----         ----
Fee Waiver and/or Expense Reimbursement (c).................       1.64%        1.64%
Net Expenses................................................       3.14%        3.54%
                                                                   ====         ====

------------------------

(a) Because the AXA Rosenberg Double Alpha Market Fund invests in the AXA Rosenberg Value Market Neutral Fund, its "Other Expenses" include the net expenses of that Fund, including that Fund's net management fees after waiver and its expenses from dividends on securities sold short. As explained above and below, the Trust expects that at some time during the next year the Fund will switch from investing in the AXA Rosenberg Value Market Neutral Fund to investing in the AXA Rosenberg Multi-Strategy Market Neutral Fund. After that switch occurs (if it occurs), the Fund's "Other Expenses" will include the net expenses of that Fund instead of those of the AXA Rosenberg Value Market Neutral Fund. At that time, the Trust will supplement this Prospectus, and included in that supplement will be an explanation of the impact on the Fund's "Other Expenses".

(b) The Trustees have authorized the payment of up to 0.15% of the Fund's average daily net assets attributable to Investor Shares for subtransfer and subaccounting service in connection with such shares.

(c) The Adviser has contractually undertaken to waive its management fee and bear certain expenses (exclusive of nonrecurring account fees, extraordinary expenses and dividends and interest paid on securities sold short) until further notice (and in any event at least until 3/31/01). Any amounts waived or reimbursed in a particular fiscal year will be subject to repayment by the Fund to the Adviser to the extent that from time to time through the next two fiscal years the repayment will not cause the Fund's expenses to exceed the limit, if any, agreed to by the Adviser at that time.

EXAMPLE

    This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment earns a 5% return each year and that the Fund's operating expenses remain the same as the Total Annual Fund Operating Expenses shown above. Your actual costs may be higher or lower. Based on these assumptions, your costs would be:

CLASS                       1 YEAR             3 YEARS             5 YEARS             10 YEARS
-----                      --------            --------            --------            --------
Institutional..........      $317               $1,293              $2,273              $4,743
Investor...............      $357               $1,406              $2,451              $5,049

AXA ROSENBERG SELECT SECTORS MARKET NEUTRAL FUND

                                                              INSTITUTIONAL   INVESTOR
                                                              -------------   --------
SHAREHOLDER FEES (paid directly from your investment):
  Maximum Sales Charge (Load) Imposed on Purchases..........       None         None
  Maximum Deferred Sales Charge (Load)......................       None         None
  Maximum Sales Charge (Load) Imposed on Reinvested
    Dividends...............................................       None         None
  Redemption Fee............................................       None         None
  Exchange Fee..............................................       None         None

                         ANNUAL FUND OPERATING EXPENSES
                 (EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

CLASS OF SHARES                                               INSTITUTIONAL   INVESTOR
---------------                                               -------------   --------
Management Fees.............................................       1.00%        1.00%
Distribution and Shareholder Service (12b-1) Fees...........       None         0.25%
Other Expenses
  Dividend Expenses on Securities Sold Short................       1.02%        1.02%
  Remainder of Other Expenses...............................       0.79%        0.94%(a)
Total.......................................................       1.81%        1.96%
                                                                   ----         ----
Total Annual Fund Operating Expenses........................       2.81%        3.21%
                                                                   ----         ----
Fee Waiver and/or Expense Reimbursement (b).................       0.54%        0.54%
Net Expenses................................................       2.27%        2.67%
                                                                   ====         ====

------------------------

(a) The Trustees have authorized the payment of up to 0.15% of the Fund's average daily net assets attributable to Investor Shares for subtransfer and subaccounting service in connection with such shares.

(b) The Adviser has contractually undertaken to waive its management fee and bear certain expenses (exclusive of nonrecurring account fees, extraordinary expenses and dividends and interest paid on securities sold short) until further notice (and in any event at least until 3/31/01). Any amounts waived or reimbursed in a particular fiscal year will be subject to repayment by the Fund to the Adviser to the extent that from time to time through the next two fiscal years the repayment will not cause the Fund's expenses to exceed the limit, if any, agreed to by the Adviser at that time.

EXAMPLE

    This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment earns a 5% return each year and that the Fund's operating expenses remain the same as the Total Annual Fund Operating Expenses shown above. Your actual costs may be higher or lower. Based on these assumptions, your costs would be:

CLASS                       1 YEAR             3 YEARS             5 YEARS             10 YEARS
-----                      --------            --------            --------            --------
Institutional..........      $230                 $820              $1,436              $3,099
Investor...............      $270                 $939              $1,632              $3,476

AXA ROSENBERG ENHANCED 500 FUND

                                                              INSTITUTIONAL   INVESTOR
                                                              -------------   --------
SHAREHOLDER FEES (paid directly from your investment):
  Maximum Sales Charge (Load) Imposed on Purchases..........       None         None
  Maximum Deferred Sales Charge (Load)......................       None         None
  Maximum Sales Charge (Load) Imposed on Reinvested
    Dividends...............................................       None         None
  Redemption Fee............................................       None         None
  Exchange Fee..............................................       None         None

                         ANNUAL FUND OPERATING EXPENSES
                 (EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

CLASS OF SHARES                                               INSTITUTIONAL   INVESTOR
---------------                                               -------------   --------
Management Fees.............................................       0.50%        0.50%
Distribution and Shareholder Service (12b-1) Fees...........       None         0.25%
Other Expenses (a)..........................................       0.58%        0.73%(b)
Total Annual Fund Operating Expenses........................       1.08%        1.48%
                                                                   ----         ----
Fee Waiver and/or Expense Reimbursement (c).................       0.33%        0.33%
Net Expenses................................................       0.75%        1.15%
                                                                   ====         ====

------------------------

(a) Because the Fund is a new fund (as defined in Form N-1A under the Investment Company Act of 1940, as amended), "Other Expenses" are based on estimated amounts for the current fiscal year.

(b) The Trustees have authorized the payment of up to 0.15% of the Fund's average daily net assets attributable to Investor Shares for subtransfer and subaccounting service in connection with such shares.

(c) The Adviser has contractually undertaken to waive its management fee and bear certain expenses (exclusive of nonrecurring account fees and extraordinary expenses) until further notice (and in any event at least until 3/31/01). Any amounts waived or reimbursed in a particular fiscal year will be subject to repayment by the Fund to the Adviser to the extent that from time to time through the next two fiscal years the repayment will not cause the Fund's expenses to exceed the limit, if any, agreed to by the Adviser at that time.

EXAMPLE

    This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment earns a 5% return each year and that the Fund's operating expenses remain the same as the Total Annual Fund Operating Expenses shown above. Your actual costs may be higher or lower. Based on these assumptions, your costs would be:

CLASS                                                      1 YEAR             3 YEARS
-----                                                     --------            --------
Institutional.........................................       $77                $311
Investor..............................................      $117                $436

AXA ROSENBERG INTERNATIONAL EQUITY FUND

                                                              INSTITUTIONAL   INVESTOR
                                                              -------------   --------
SHAREHOLDER FEES (paid directly from your investment):
  Maximum Sales Charge (Load) Imposed on Purchases..........    None           None
  Maximum Deferred Sales Charge (Load)......................    None           None
  Maximum Sales Charge (Load) Imposed on Reinvested
    Dividends...............................................    None           None
  Redemption Fee............................................    None           None
  Exchange Fee..............................................    None           None

                         ANNUAL FUND OPERATING EXPENSES
                 (EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

CLASS OF SHARES                                               INSTITUTIONAL   INVESTOR
---------------                                               -------------   --------
Management Fees.............................................     0.85%        0.85%
Distribution and Shareholder Service (12b-1) Fees...........     None         0.25%
Other Expenses (a)..........................................     1.70%        1.85% (b)
Total Annual Fund Operating Expenses........................     2.55%        2.95%
                                                                  -------      -----
Fee Waiver and/or Expense Reimbursement (c).................     1.20%        1.20%
Net Expenses................................................     1.35%        1.75%
                                                                  =======      =====

------------------------

(a) Because the Fund is a new fund (as defined in Form N-1A under the Investment Company Act of 1940, as amended), "Other Expenses" are based on estimated amounts for the current fiscal year.

(b) The Trustees have authorized the payment of up to 0.15% of the Fund's average daily net assets attributable to Investor Shares for subtransfer and subaccounting service in connection with such shares.

(c) The Adviser has contractually undertaken to waive its management fee and bear certain expenses (exclusive of nonrecurring account fees and extraordinary expenses) until further notice (and in any event at least until 3/31/01). Any amounts waived or reimbursed in a particular fiscal year will be subject to repayment by the Fund to the Adviser to the extent that from time to time through the next two fiscal years the repayment will not cause the Fund's expenses to exceed the limit, if any, agreed to by the Adviser at that time.

EXAMPLE

    This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment earns a 5% return each year and that the Fund's operating expenses remain the same as the Total Annual Fund Operating Expenses shown above. Your actual costs may be higher or lower. Based on these assumptions, your costs would be:

CLASS                                                      1 YEAR             3 YEARS
-----                                                     --------            --------
Institutional.........................................      $137                 $679
Investor..............................................      $178                 $800

AXA ROSENBERG MULTI-STRATEGY MARKET NEUTRAL FUND

                                                              INSTITUTIONAL   INVESTOR
                                                              -------------   --------
SHAREHOLDER FEES (paid directly from your investment):
  Maximum Sales Charge (Load) Imposed on Purchases..........    None           None
  Maximum Deferred Sales Charge (Load)......................    None           None
  Maximum Sales Charge (Load) Imposed on Reinvested
    Dividends...............................................    None           None
  Redemption Fee............................................    None           None
  Exchange Fee..............................................    None           None

                         ANNUAL FUND OPERATING EXPENSES
                 (EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

CLASS OF SHARES                                               INSTITUTIONAL   INVESTOR
---------------                                               -------------   --------
Management Fees.............................................       1.50%        1.50%
Distribution and Shareholder Service (12b-1) Fees...........       None         0.25%
Other Expenses (a)
  Dividend Expenses on Securities Sold Short................       1.00%        1.00%
  Remainder of Other Expenses (b)...........................       0.55%        0.70%
  Total.....................................................       1.55%        1.70%(c)
Total Annual Fund Operating Expenses........................       3.05%        3.45%
                                                                   ----         ----
Fee Waiver and/or Expense Reimbursement (d).................       0.55%        0.55%
Net Expenses................................................       2.50%        2.90%
                                                                   ====         ====

------------------------

(a) Because the Fund is a new fund (as defined in Form N-1A under the Investment Company Act of 1940, as amended), "Other Expenses" are based on estimated amounts for the current fiscal year.

(b) The Trust expects that the Fund will begin investing globally at some time within a year of the date of this Prospectus. Foreign investments involve greater custodial costs than domestic investments. When the Fund begins investing globally, therefore, the Fund's "Remainder of Other Expenses" will increase to 0.69% for Institutional Shares and to 0.84% for Investor Shares and its "Total Other Expenses" will similarly increase to 1.69% for Institutional Shares and to 1.84% for Investor Shares. At that time, the Fund's "Fee Waiver and/or Expense Reimbursement" will also increase to 0.69% for both classes, however, so the "Net Expenses" to the shareholder will remain unchanged. The Trust plans to supplement the Prospectus to notify shareholders when this change occurs.

(c) The Trustees have authorized the payment of up to 0.15% of the Fund's average daily net assets attributable to Investor Shares for subtransfer and subaccounting service in connection with such shares.

(d) The Adviser has contractually undertaken to waive its management fee and bear certain expenses (exclusive of nonrecurring account fees, extraordinary expenses and dividends and interest paid on securities sold short) until further notice (and in any event at least until 3/31/01). Any amounts waived or reimbursed in a particular fiscal year will be subject to repayment by the Fund to the Adviser to the extent that from time to time through the next two fiscal years the repayment will not cause the Fund's expenses to exceed the limit, if any, agreed to by the Adviser at that time.

EXAMPLE

    This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment earns a 5% return each year and that the Fund's operating expenses remain the same as the Total Annual Fund Operating Expenses shown above. Your actual costs may be higher or lower. Based on these assumptions, your costs would be:

CLASS                                                      1 YEAR             3 YEARS
-----                                                     --------            --------
Institutional.........................................      $253                 $891
Investor..............................................      $293               $1,008

           INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES

    Except as explicitly described otherwise, the investment objective and policies of each of the Funds may be changed without shareholder approval.

AXA ROSENBERG U.S. SMALL CAPITALIZATION FUND

    The Fund seeks a total return greater than that of the Russell 2000 Index through investment primarily in the common stocks of smaller companies (i.e. - companies that have market capitalizations of up to $3.85 billion, which corresponds with the market capitalization of the largest company in the Russell 2000 after the reconstitution of the Index on May 31, 2000) that are traded principally in the markets of the United States ("Small Capitalization Securities"). The definition of Small Capitalization Securities may change from time to time to correspond with the market capitalization of the largest company in the Russell 2000. Total return is a combination of capital appreciation and current income (dividend or interest). Because the companies in which the Fund invests typically do not distribute significant amounts of company earnings to shareholders, the Fund's objective will place relatively greater emphasis on capital appreciation than on current income. The Fund's investment objective is non-fundamental and thus may be changed by the Trustees without shareholder approval.

    It is currently expected that, under normal circumstances, most of the Fund's assets will be invested in Small Capitalization Securities. Investments in issuers of Small Capitalization Securities may present greater opportunities for capital appreciation because of high potential earnings growth, but may also involve greater risk. See "Principal Risks -- Smaller Company Risk."

    During the fiscal year ended March 31, 2000, the Fund engaged in active and frequent trading. Because of the frequency with which the Fund buys and sells portfolio securities, a larger portion of distributions you would receive from the Fund are likely to be short-term capital gains, which are taxed like ordinary dividends, rather than long-term capital gain distributions.

    FUNDAMENTAL POLICIES. It is a fundamental policy of the Fund, which may not be changed without shareholder approval, that at least 65% of the Fund's total assets will be invested in Small Capitalization Securities.

AXA ROSENBERG INTERNATIONAL SMALL CAPITALIZATION FUND

    The Fund seeks a total return greater than that of the Cazenove Rosenberg Global Smaller Companies Index excluding the United States ("CRIexUS") through investment primarily in equity securities that are traded principally in securities markets outside of the United States of companies with market capitalizations of $5 million and $3.5 billion at the time of purchase by the Fund ("International Small Capitalization Companies"). This corresponds with the defining range (as of May 1, 2000) of market capitalization of companies in the CRIexUS, which represents the performance of companies in the lowest 15% by market capitalization in mature markets(1) other than the United States. The definition of International Small Capitalization Companies may change from time to time to correspond with the capitalization range of companies included in CRIexUS. Total return is a combination of capital appreciation and current income (dividend or interest). Because the companies in which the Fund invests typically do not distribute significant amounts of company earnings to shareholders, the Fund's objective will place relatively greater emphasis on capital appreciation than on current income.

    There are no prescribed limits on the Fund's geographic asset distribution, and the Fund has the authority to invest in securities traded in securities markets of any country in the world. It is currently expected that the Fund will invest in approximately twenty-one different countries across three regions -- Europe, Pacific and North America (excluding the United States). Under certain adverse investment conditions, the Fund may restrict the number of securities markets in which its assets will be invested, although under normal market circumstances, the Fund's investments will involve securities principally traded in at least three different countries.

    So long as the Fund's name remains unchanged, at least 65% of the Fund's total assets will be invested in common stocks of International Small Capitalization Companies. Investments in such companies may present greater opportunities for capital appreciation because of high potential earnings growth, but may also involve greater risk. See "Principal Risks -- Smaller Company Risk."

    The Fund will not normally invest in securities of United States issuers traded on United States securities markets.

    During the fiscal year ended March 31, 2000, the Fund engaged in active and frequent trading. Because of the frequency with which the Fund buys and sells portfolio securities, a larger portion of distributions you would receive from the Fund are likely to be short-term capital gains, which are taxed like ordinary dividends, rather than long-term capital gain distributions.

AXA ROSENBERG JAPAN FUND

    The Fund seeks a total return greater than that of the Tokyo Stock Price Index ("TOPIX") of the Tokyo Stock Exchange. TOPIX is a capitalization-weighted index of all stocks in the First Section of the Tokyo Stock Exchange. The Fund will seek to meet this objective primarily through investment in Japanese equity securities, primarily in common stocks of Japanese Companies. Total return is a combination of capital appreciation and current income (dividend or interest). The Fund expects that any income it derives will be from dividend or interest payments on securities.

    It is currently expected that, under normal circumstances, the Fund will invest at least 90% of its net assets in "Japanese Securities," that is, securities issued by entities ("Japanese Companies") that are

------------------------

(1) The Index includes 21 developed countries: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the U.K.

organized under the laws of Japan and that either have 50% or more of their assets in Japan or derive 50% or more of their revenues from Japan. Although the Fund will invest primarily in common stocks of Japanese Companies, it may also invest in other Japanese Securities, such as convertible preferred stock or debentures, warrants or rights, as well as short-term government debt securities or other short-term prime obligations (I.E., high quality debt obligations maturing not more than one year from the date of issuance). The Fund will not ordinarily purchase warrants or rights, although it may receive warrants or rights through distributions on other securities it owns. In those cases, the Fund expects to sell such warrants and rights within a reasonable period of time following their distribution to the Fund.

    The Fund currently intends to make its investments principally in the securities of Japanese Companies that have an active market for their shares and have been subject for at least two years to the financial accounting rules for a company whose securities are traded on a Japanese securities exchange. In the discretion of the Fund's management, the balance of the Fund's investments may be in companies that do not meet such qualifications, although the nature of the market for the shares will always be an important consideration in determining whether the Fund will invest in such shares. The Fund anticipates that most Japanese equity securities in which it will invest, either directly or indirectly (by means of convertible debentures), will be listed on securities exchanges in Japan.

    The Fund will invest almost exclusively in Japanese Securities. It is a fundamental policy of the Fund, which may not be changed without shareholder approval, that at least 65% of the Fund's total assets will be invested in Japanese Securities. Generally, the Adviser will not vary the percentage of the Fund's assets which are invested in Japanese Securities based on its assessment of Japanese economic, political or regulatory developments or changes in currency exchange rates. However, the Adviser has from time to time hedged up to 21% of the Fund's portfolio value and reserves the right to hedge up to 100% of the Fund's total assets against a possible decline in the Japanese securities market by utilizing futures and options on futures on Japanese stock indices as described above.

    Because a high percentage of the Fund's assets will be invested in Japanese Securities, investment in the Fund will involve the general risks associated with investing in foreign securities. See "Principal Risks -- Foreign Investment Risk." In addition, investors will be subject to the market risk associated with investing almost exclusively in stocks of companies which are subject to Japanese economic factors and conditions. Since the Japanese economy is dependent to a significant extent on foreign trade, the relationships between Japan and its trading partners and between the yen and other currencies are expected to have a significant impact on particular Japanese Companies and on the Japanese economy generally. The Fund is designed for investors who are willing to accept the risks associated with changes in such conditions and relationships.

    During the fiscal year ended March 31, 2000, the Fund engaged in active and frequent trading. Because of the frequency with which the Fund buys and sells portfolio securities, a larger portion of distributions you would receive from the Fund are likely to be short-term capital gains, which are taxed like ordinary dividends, rather than long-term capital gain distributions.

    INDEX FUTURES. The Fund may also purchase futures contracts or options on futures contracts on TOPIX or the NIKKEI 225 Index ("NIKKEI") for investment purposes. TOPIX futures are traded on the Chicago Board of Trade and NIKKEI futures are traded on the Chicago Mercantile Exchange. See "Certain Investment Techniques and Related Risks -- Stock Index Futures."

AXA ROSENBERG VALUE MARKET NEUTRAL FUND

    The Fund seeks to increase the value of your investment in bull markets and in bear markets through strategies designed to maintain limited net exposure to general equity market risk. The Fund measures its return by a comparison to the return on 3-Month U.S. Treasury Bills. The Fund attempts to achieve its objective by taking long positions in stocks principally traded in the markets of the United States that the Adviser has identified as undervalued and short positions in such stocks that the Adviser has identified as overvalued. When the Adviser believes that a security is overvalued relative to other securities in the Fund's long portfolio, it may sell the security short by borrowing it from a third party and selling it at the then current market price. By taking long and short positions in different stocks, the Fund attempts to limit the effect of general stock market movements on the Fund's performance. The Adviser's stock selection process focuses on the identification of stocks with attractively priced fundamentals and future expected earnings at reasonable current prices. Because the Adviser's stock selection models typically find more bargains among value stocks and more overpriced securities (short sale opportunities) among growth stocks, the Fund's portfolio has a value exposure. It is expected that the Fund can achieve a positive return if the securities in the Fund's long portfolio outperform the securities in the Fund's short portfolio. Conversely, it is expected that the Fund will incur losses if the securities in the Fund's long portfolio underperform the securities in the Fund's short portfolio. The Adviser will determine the size of each long or short position by analyzing the tradeoff between the attractiveness of each position and its impact on the risk characteristics of the overall portfolio.

    The Fund seeks to construct a diversified portfolio that has limited net exposure to the U.S. equity market risk generally and near neutral exposure to specific industries, specific capitalization ranges and certain other risk factors. It is currently expected that the long and short positions of the Fund will be invested primarily in small and mid-capitalization stocks. For purposes of the preceding sentence, the 200 stocks principally traded stocks in the markets of the United States with the largest market capitalizations are considered large capitalization stocks, the next 800 largest stocks are considered mid-capitalization stocks and all other stocks are considered small capitalization stocks. Stocks of companies with relatively small market capitalizations tend to be less liquid and more volatile than stocks of companies with relatively large market capitalizations.

    The Adviser uses the return that an investor could achieve through an investment in 3-month U.S. Treasury Bills as a benchmark against which to measure the Fund's performance. The Adviser attempts to achieve returns for the Fund's shareholders that exceed the benchmark. An investment in the Fund is different from an investment in 3-month U.S. Treasury Bills because, among other things, Treasury Bills are backed by the full faith and credit of the U.S. Government, Treasury Bills have a fixed rate of return, investors in Treasury Bills do not risk losing their investment, and an investment in the Fund is more volatile than an investment in Treasury Bills.

    During the fiscal year ended March 31, 2000, the Fund engaged in active and frequent trading. Because of the frequency with which the Fund buys and sells portfolio securities, a larger portion of distributions you would receive from the Fund are likely to be short-term capital gains, which are taxed like ordinary dividends, rather than long- term capital gain distributions.

AXA ROSENBERG DOUBLE ALPHA MARKET FUND

    The Fund seeks a total return greater than the return of the S&P 500 Index. The Fund seeks to achieve its objective by investing in shares of the AXA Rosenberg Value Market Neutral Fund (or the AXA Rosenberg Multi-Strategy Market Neutral Fund, once that Fund becomes operational) while simultaneously utilizing, with the majority of the remainder of its assets, S&P 500 Index Futures, options on S&P 500 Index Futures, equity swap contracts or a combination thereof to gain exposure to the equity market as measured by the S&P 500 Index. The "double alpha" component of the Fund's name refers to the fact that the AXA Rosenberg Value Market Neutral Fund can achieve gains on both long and short positions, unlike most conventional mutual funds. The "market" component of the name refers to the exposure to the general equity market that the Fund gains through its investments in S&P 500 instruments.

    Once the AXA Rosenberg Multi-Strategy Market Neutral Fund becomes operational, the Fund will invest in that Fund instead of the AXA Rosenberg Value Market Neutral Fund. The Trust expects the AXA Rosenberg Multi-Strategy Market Neutral Fund to become operational within the next year. At the time of the switch from investing in the AXA Rosenberg Value Market Neutral Fund to investing in the AXA

Rosenberg Multi-Strategy Market Neutral Fund, gains, if any, on shares of the AXA Rosenberg Value Market Neutral Fund will be recognized for tax purposes. The Trust will supplement this prospectus to reflect that change when and if it occurs. The Fund has received an exemptive order from the Securities and Exchange Commission allowing it to invest in securities other than those described in Section 12(d)(1)(G) of the Investment Company Act of 1940, as amended (the "1940 Act") while investing without limit in other Funds of the Trust. Once the Fund has indirectly constructed a diversified long and short portfolio through the purchase of shares of the AXA Rosenberg Value Market Neutral Fund (or the AXA Rosenberg Multi-Strategy Market Neutral Fund, once that Fund becomes operational), the Fund will purchase S&P 500 Index Futures, options on S&P 500 Index Futures or equity swap contracts in an amount approximately equal to the net asset value of the Fund in order to gain full net exposure to the U.S. equity market as measured by the S&P 500 Index. The S&P 500 Index is an unmanaged, weighted index of 500 U.S. industrial transportation, utility and finance companies.

    As noted above, the Fund may engage in equity swap contracts, through which a counterparty generally agrees to pay the amount, if any, by which the agreed upon or "notional" amount specified in the equity swap contract would have increased in value had it been invested in the basket of stocks comprising the S&P 500 Index, plus the dividends that would have been received on those stocks. The Fund agrees to pay to the counterparty a floating rate of interest (typically the London Inter Bank Offered Rate) on the notional amount of the equity swap contract plus the amount, if any, by which that notional amount would have decreased in value had it been invested in such stocks. Therefore, the return to the Fund on any equity swap contract should be the gain or loss on the notional amount plus dividends on the stocks comprising the S&P 500 Index (as if the Fund had invested the notional amount in stocks comprising the S&P 500 Index) less the interest paid by the Fund on the notional amount. Therefore, the Fund will generally realize a loss if the value of the S&P 500 Index declines and will generally realize a gain if the value of the S&P 500 Index rises. The Fund will enter into equity swap contracts only on a net basis, I.E., where the two parties' obligations are netted out, with the Fund paying or receiving, as the case may be, only the net amount of any payments. Equity swap contracts involve special risks that are described in the Principal Risks section.

    During the fiscal year ended March 31, 2000, the Fund engaged in active and frequent trading. Because of the frequency with which the Fund buys and sells portfolio securities, a larger portion of distributions you would receive from the Fund are likely to be short-term capital gains, which are taxed like ordinary dividends, rather than long-term capital gain distributions.

AXA ROSENBERG SELECT SECTORS MARKET NEUTRAL FUND

    The Fund seeks long-term capital appreciation while maintaining minimal exposure to general equity market risk. The Fund measures its return by a comparison to the return on 3-month U.S. Treasury Bills. The Fund attempts to achieve its investment objective by taking long positions in stocks principally traded in the markets of the United States that the Adviser has identified as undervalued and short positions in such stocks that the Adviser has identified as overvalued. When the Adviser believes that a security is overvalued relative to other securities in the Fund's long portfolio, it may sell the security short by borrowing it from a third party and selling it at the then current market price. By taking long and short positions in different stocks, the Fund attempts to cancel out the effect of general stock market movements on the Fund's performance. It is expected that the Fund can achieve a positive return if the securities in the Fund's long portfolio outperform the securities in the Fund's short portfolio. Conversely, it is expected that the Fund will incur losses if the securities in the Fund's long portfolio underperform the securities in the Fund's short portfolio.

    The Fund seeks to construct a diversified portfolio that has minimal net exposure to the U.S. equity market generally. It is currently expected that the long and short positions of the Fund will be invested primarily in the 500 largest capitalization stocks principally traded in the markets of the United States. Under normal circumstances, the Adviser's stock selection models will result in the Fund's long and short positions being overweighted in different sectors (including industries within different sectors). In other words, the Fund may take long positions in a sector of the market that are not offset by short positions in that sector and vice versa. Consequently, the Fund may have net exposures to different industries and sectors of the market, thereby increasing the risk of the Fund and the opportunity for loss should the stocks in a particular industry or sector not perform as predicted by the Adviser's stock selection models. The Adviser will determine the size of each long or short position by analyzing the tradeoff between the attractiveness of each position and its impact on the risk characteristics of the overall portfolio.

    The Adviser uses the return that an investor could achieve through an investment in 3-month U.S. Treasury Bills as a benchmark against which to measure the Fund's performance. The Adviser attempts to achieve returns for the Fund's shareholders which exceed the benchmark. An investment in the Fund is different from an investment in 3-month U.S. Treasury Bills because, among other differences, Treasury Bills are backed by the full faith and credit of the U.S. Government, Treasury Bills have a fixed rate of return, investors in Treasury Bills do not risk losing their investment, and an investment in the Fund is more volatile than an investment in Treasury Bills.

    During the fiscal year ended March 31, 2000, the Fund engaged in active and frequent trading. Because of the frequency with which the Fund buys and sells portfolio securities, a larger portion of distributions you would receive from the Fund are likely to be short-term capital gains, which are taxed like ordinary dividends, rather than long-term capital gain distributions.

AXA ROSENBERG ENHANCED 500 FUND

    The Fund seeks to outperform the total return of the S&P 500 Composite Index (the "S&P 500") while maintaining a level of risk similar to that associated with the S&P 500 generally. The S&P 500 is an unmanaged, weighted index of 500 U.S. industrial, transportation, utility and financial companies. Total return is a combination of capital appreciation and current income (dividend or interest).

    The Fund seeks to achieve its investment objective by investing in companies that are included in the S&P 500 ("S&P 500 Companies"). The Fund generally will overweight investments in S&P 500 Companies that the Adviser expects to outperform the S&P 500 and underweight, or avoid altogether, investments in such companies that the Adviser expects to underperform the S&P 500.

AXA ROSENBERG INTERNATIONAL EQUITY FUND

    The Fund seeks a total return greater than that of the Morgan Stanley Capital International Europe Australasia, Far East Index (the "MSCI-EAFE Index"). The MSCI-EAFE Index is an international, unmanaged, weighted stock market index that includes over 1,000 securities listed on the stock exchanges of 20 developed market countries from Europe, Australia, Asia and the Far East. Total return is a combination of capital appreciation and current income (dividend or interest).

    The Fund invests in common stocks of large foreign companies. In selecting securities for the Fund, the Adviser seeks to match the capitalization profile of the MSCI-EAFE Index. Although the Fund invests primarily in the stocks of companies that comprise the MSCI-EAFE Index, it may invest up to 40% of its assets in the stocks of companies which are not part of the MSCI-EAFE Index but which have characteristics (such as industry classification and country of domicile) similar to those of the MSCI-EAFE companies.

    There are no prescribed limits on the Fund's geographic asset distribution, and the Fund has the authority to invest in securities traded in securities markets of any country in the world. It is currently expected that the Fund will invest in approximately 20 different countries across three regions -- Europe, the Far East and Australia. Under certain adverse investment conditions, the Fund may restrict the number of securities markets in which its assets will be invested, although under normal market circumstances, the Fund's investments will involve securities principally traded in at least three different countries. So long as the Fund's name remains unchanged, at least 65% of its assets will be invested in international equity securities.

    The Fund will not normally invest in securities of United States issuers traded on United States securities markets.

AXA ROSENBERG MULTI-STRATEGY MARKET NEUTRAL FUND

    The Fund seeks long term growth of capital while maintaining minimal net exposure to general equity market risk by investing primarily in stocks from across all capitalization ranges. There are no prescribed limits on the Fund's geographic asset distribution, and the Fund has the authority to invest in common stocks traded in the securities markets of any country in the world. Initially, however, investments will be limited to securities traded in the markets of the United States. The Fund measures its return by a comparison to the return on 3-Month U.S. Treasury Bills. The Fund seeks to achieve its investment objective by taking long positions in stocks that the Adviser has identified as undervalued and by "selling short" such stocks that the Adviser has identified as overvalued. When the Adviser believes that a security is overvalued relative to other securities in the Fund's long portfolio, it may sell the security short by borrowing it from a third party and selling it at the then current market price. The Adviser's computerized investment process is designed to maintain continually approximately equal dollar amounts invested in long and short positions.

    By taking long and short positions in different stocks, the Fund attempts to limit the effect on its performance of, and the risk associated with, general stock market movements of each of the countries the Fund invests in. The Fund also seeks "style neutrality," i.e., on average, in the long run, the Adviser expects that there will not be a systematic relationship between the returns of the Fund and the market value/ growth cycles. The Fund can achieve a positive return if the securities in its long portfolio outperform the securities in its short portfolio. Conversely, it is expected that the Fund will incur a loss if the securities in its short portfolio outperform the securities in its long portfolio.

    The Adviser selects sectors, including industries within sectors, to overweight or underweight based on a bottom-up evaluation of the stocks within a sector. In other words, the Fund may take long positions in a sector of the market that are not offset by short positions in that sector and vice versa. Consequently, the Fund may have net exposures to different industries and sectors of the market, thereby increasing the risk of the Fund and the opportunity for loss should the stocks in a particular industry or sector not perform as predicted by the Adviser's stock selection models. The Adviser will determine the size of each long or short position by analyzing the tradeoff between the attractiveness of each position and its impact on the risk characteristics of the overall portfolio.

    The Adviser uses the return that an investor could achieve through an investment in 3-month U.S. Treasury Bills as a benchmark against which to measure the Fund's performance. The Adviser attempts to achieve returns for the Fund's shareholders which exceed the benchmark. An investment in the Fund is different from an investment in 3-month U.S. Treasury Bills because, among other differences, Treasury Bills are backed by the full faith and credit of the U.S. Government, Treasury Bills have a fixed rate of return, investors in Treasury Bills do not risk losing their investment, and an investment in the Fund is more volatile than an investment in Treasury Bills.

                                PRINCIPAL RISKS

    The value of your investment in a Fund changes with the values of the Fund's investments. Many factors can affect those values. This section describes the principal risks that may affect a particular Fund's investments as a whole. Any Fund could be subject to additional risks because the types of investments made by the Funds can change over time.

                            PRINCIPAL RISKS BY FUND

                                                   RISKS
                                                     OF
                                                  S&P 500
                                      SPECIAL      INDEX       RISKS       SMALL
                                       RISKS      FUTURES       OF          AND                   RISKS
                                        OF          AND       EQUITY     MID-SIZED                  OF
                       INVESTMENT     FOREIGN     RELATED      SWAP       COMPANY    CURRENCY     SHORT     PORTFOLIO
                         RISKS      INVESTMENTS   OPTIONS    CONTRACTS     RISK        RISK       SALES     TURNOVER
                       ----------   -----------   --------   ---------   ---------   ---------   --------   ---------
AXA Rosenberg U.S.
  Small
  Capitalization Fund      X                                                 X                                  X
AXA Rosenberg
  International Small
  Capitalization Fund      X              X                                  X            X                     X
AXA Rosenberg Japan
  Fund                     X              X                                               X                     X
AXA Rosenberg Value
  Market Neutral Fund      X                                                 X                       X          X
AXA Rosenberg Double
  Alpha Market Fund        X            X**          X           X          X*          X**         X*          X
AXA Rosenberg Select
  Sectors Market
  Neutral Fund             X                                                                         X          X
AXA Rosenberg
  Enhanced 500 Fund        X                                                                                    X
AXA Rosenberg
  International
  Equity Fund              X              X                                               X                     X
AXA Rosenberg
  Multi-Strategy
  Market Neutral Fund      X              X                                  X            X          X          X


                                                  JAPANESE        RISKS
                        MANAGEMENT     MARKET    SECURITIES        OF         DERIVATIVES
                           RISK         RISK        RISK      OVERWEIGHTING      RISK
                       ------------   --------   ----------   -------------   -----------
AXA Rosenberg U.S.
  Small
  Capitalization Fund        X
AXA Rosenberg
  International Small
  Capitalization Fund        X
AXA Rosenberg Japan
  Fund                       X                        X                            X
AXA Rosenberg Value
  Market Neutral Fund        X            X
AXA Rosenberg Double
  Alpha Market Fund          X           X*
AXA Rosenberg Select
  Sectors Market
  Neutral Fund               X            X                         X
AXA Rosenberg
  Enhanced 500 Fund          X
AXA Rosenberg
  International
  Equity Fund                X
AXA Rosenberg
  Multi-Strategy
  Market Neutral Fund        X            X                         X

----------------------------------------

* This risk is incurred by virtue of the Fund's investment in the AXA Rosenberg Value Market Neutral Fund or, once it becomes operational, the AXA Rosenberg Multi-Strategy Market Neutral Fund.

** This risk will be incurred by virtue of the Fund's investment in the AXA Rosenberg Multi-Strategy Market Neutral Fund once it becomes operational and holds securities traded in markets outside of the United States.

    INVESTMENT RISKS. An investment in the Funds involves risks similar to those of investing in common stocks directly. Just as with common stocks, the value of Fund shares may increase or decrease depending on market, economic, political, regulatory and other conditions affecting a Fund's portfolio. These types of risks may be greater with respect to investments in securities of foreign issuers. Investment in shares of the Funds is, like investment in common stocks, more volatile and risky than some other forms of investment. Also, each of the AXA Rosenberg Value Market Neutral Fund, AXA Rosenberg Select Sectors Market Neutral Fund and AXA Rosenberg Multi-Strategy Market Neutral Fund (collectively, the "Market Neutral Funds") is subject to the risk that its long positions may decline in value at the same time that the market value of securities sold short increases, thereby increasing the magnitude of the loss that you may suffer on your investment as compared with other stock mutual funds.

    SPECIAL RISKS OF FOREIGN INVESTMENTS. Investments in securities of foreign issuers involve certain risks that are less significant for investments in securities of U.S. issuers. These include risks of adverse changes in foreign economic, political, regulatory and other conditions, changes in currency exchange rates or exchange control regulations (including limitations on currency movements and exchanges). A foreign government may expropriate or nationalize invested assets, or impose withholding taxes on dividend or interest payments. A Fund may be unable to obtain and enforce judgments against foreign entities. Furthermore, issuers of foreign securities are subject to different, and often less comprehensive, accounting, reporting and disclosure requirements than domestic issuers. In certain countries, legal remedies available to investors may be more limited than those available with respect to investments in the United States or other countries. The securities of some foreign companies may be less liquid and at times more volatile than securities of comparable U.S. companies.

    RISKS OF S&P 500 INDEX FUTURES AND RELATED OPTIONS. The AXA Rosenberg Double Alpha Market Fund may invest in S&P 500 Index futures and related options. An S&P 500 Index Future contract (an "Index Future") is a contract to buy or sell an integral number of units of the S&P 500 Index at a specified future date at a price agreed upon when the contract is made. A unit is the value at a given time of the S&P 500 Index. Entering into a contract to buy units is commonly referred to as buying or purchasing a contract or holding a long position in the S&P 500 Index. An option on an Index Future gives the purchaser the right, in return for the premium paid, to assume a long or a short position in an Index Future. The AXA Rosenberg Double Alpha Market Fund will realize a loss if the value of the S&P 500 Index declines between the time the Fund purchases an Index Future or takes a long position in an Index Future and may realize a gain if the value of the S&P 500 Index rises between such dates.

    The AXA Rosenberg Double Alpha Market Fund may close out a futures contract purchase by entering into a futures contract sale. This will operate to terminate the Fund's position in the futures contract. Positions in Index Futures may be closed out by the Fund only on the futures exchanges on which the Index Futures are then traded. There can be no assurance that a liquid market will exist for any particular contract at any particular time. The liquidity of the market in futures contracts could be adversely affected by "daily price fluctuation limits" established by the relevant futures exchange which limit the amount of fluctuation in the price of an Index Future during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit. In such event, it may not be possible for the Fund to close its futures contract purchase, and, in the event of adverse price movements, the Fund would continue to be required to make daily cash payments of variation margin (payments to and from a broker made on a daily basis as the price of the Index Future fluctuates). The futures market may also attract more speculators than does the securities market, because deposit requirements in the futures market are less onerous than margin requirements in the securities market. Increased participation by speculators in the futures market may also cause price distortions. In addition, the price of Index Futures may not correlate perfectly with movement in the underlying index due to certain market distortions.

    Further, when the AXA Rosenberg Double Alpha Market Fund purchases an Index Future, it is required to maintain, at all times while an Index Future is held by the Fund, cash, U.S. government securities or other high grade liquid securities in a segregated account with its Custodian, in an amount which, together with the initial margin deposit on the futures contract, is equal to the current value of the futures contract.

    The ability to establish and close out positions in options on future contracts will be subject to the development and maintenance of a liquid secondary market. It is not certain that such a market will develop. Although the AXA Rosenberg Double Alpha Market Fund generally will purchase only those options for which there appears to be an active secondary market, there is no assurance that a liquid secondary market on an exchange will exist for any particular option or at any particular time. In the event no such market exists for particular options, it might not be possible to effect closing transactions in such options, with the result that the Fund would have to exercise the options in order to realize any profit.

    RISKS OF EQUITY SWAP CONTRACTS. The AXA Rosenberg Double Alpha Market Fund may engage in equity swap contracts, through which a counterparty generally agrees to pay the amount, if any, by which the agreed upon or "notional" amount specified in the equity swap contract would have increased in value had it been invested in the basket of stocks comprising the S&P 500 Index, plus the dividends that would have been received on those stocks. In exchange for (or as a "swap" for) that agreement by the counterparty, the Fund agrees to pay to the counterparty a floating rate of interest (typically the London Inter Bank Offered Rate) on the notional amount of the equity swap contract plus the amount, if any, by which that notional amount would have decreased in value had it been invested in such stocks. Therefore, the return to the Fund on any equity swap contract should be the gain or loss on the notional amount plus dividends on the stocks comprising the S&P 500 Index (as if the Fund had invested the notional amount in stocks comprising the S&P 500 Index) less the interest paid by the Fund on the notional amount. Therefore, the Fund will generally realize a loss if the value of the S&P 500 Index declines and will generally realize a gain if the value of the S&P 500 Index rises. The Fund will enter into equity swap contracts only on a net basis, I.E., where the two parties' obligations are netted out, with the Fund paying or receiving, as the case may be, only the net amount of any payments. If there is a default by the counterparty to an equity swap contract, the Fund will be limited to contractual remedies pursuant to the agreements related to the transaction. The Fund's use of equity swap contracts may result in the Fund realizing more income subject to tax at ordinary income tax rates than it would if it did not engage in equity swap contracts.

    There is no assurance that the equity swap contract counterparties will be able to meet their obligations or that, in the event of default, the AXA Rosenberg Double Alpha Market Fund will succeed in pursing contractual remedies. Pursing contractual remedies will also entail additional expense for the Fund. The Fund thus assumes the risk that it may be delayed in or prevented from obtaining payments owed to it pursuant to these contracts. The Fund will closely monitor the credit of equity swap contract counterparties in order to minimize this risk. The Fund will not use equity swap contracts for leverage.

    The AXA Rosenberg Double Alpha Market Fund will not enter into any equity swap contract unless, at the time of entering into such transaction, the unsecured senior debt of the counterparty is rated at least A by Moody's or S&P. In addition, the staff of the Securities and Exchange Commission considers equity swap contracts to be illiquid securities. Consequently, while the staff maintains this position, the Fund will not invest in equity swap contracts if, as a result of the investment, the total value of such investments together with that of all other illiquid securities which the Fund owns would exceed 15% of the Fund's net assets.

    The net amount of the excess, if any, of the Fund's obligations over its entitlement with respect to each equity swap contract will be accrued on a daily basis, and an amount of cash, U.S. government securities or other liquid securities having an aggregate market value at least equal to the accrued excess will be maintained in a segregated account by the Fund's Custodian. The Fund does not believe that the Fund's obligations under equity swap contracts are senior securities, so long as such a segregated account is maintained, and accordingly, the Fund will not treat them as being subject to its borrowing restrictions.

    SMALL AND MID-SIZE COMPANY RISK. Companies with small or mid-sized market capitalizations may be dependent upon a single proprietary product or market niche, may have limited product lines, markets or financial resources, or may depend on a limited management group. Typically, such companies have fewer securities outstanding, which may be less liquid than securities of larger companies. Their common stock and other securities may trade less frequently and in limited volume and are generally more sensitive to purchase and sale transactions. Therefore, the prices of such securities tend to be more volatile than the prices of securities of companies with larger market capitalizations. As a result, the absolute values of changes in the price of securities of companies with small or mid-sized market capitalizations may be greater than those of larger, more established companies.

    CURRENCY RISK. As a result of their investments in securities denominated in, and/or receiving revenues in, foreign currencies, the International Equity Portfolios of the Trust (I.E. the AXA Rosenberg

International Small Capitalization Fund, the AXA Rosenberg Japan Fund, the AXA Rosenberg International Equity Fund and the AXA Rosenberg Multi-Strategy Market Neutral Fund) will be subject to currency risk. This is the risk that those currencies will decline in value relative to the U.S. Dollar. In that event, the dollar value of these types of investments would be adversely affected.

    RISKS OF SHORT SALES. When the Adviser believes that a security is overvalued, it may cause one or more of the Market Neutral Funds to sell the security short by borrowing it from a third party and selling it at the then current market price. The Fund will incur a loss if the price of the borrowed security increases between the time the Fund sells it short and the time the Fund replaces it. The Fund may incur a gain if the price of the borrowed security decreases during that period of time. No Fund can guarantee that it will be able to replace a security at any particular time or at an acceptable price.

    While the Fund is short a security, it is always subject to the risk that the security's lender will terminate the loan at a time when the Fund is unable to borrow the same security from another lender. If this happens, the Fund must buy the replacement share immediately at the stock's then current market price or "buy in" by paying the lender an amount equal to the cost of purchasing the security to close out the short position. The Fund's gain on a short sale is limited to the difference between the price at which it sold the borrowed security and the price it paid to purchase the security to return to the lender. By contrast, its potential loss on a short sale is unlimited because the loss increases as the price of the security sold short increases, and this price may rise indefinitely.

    Short sales also involve other costs. Each Market Neutral Fund must repay to the lender any dividends or interest that accrue while it is holding a security sold short. To borrow the security, the Fund also may be required to pay a premium. The Fund also will incur transaction costs in effecting short sales. The amount of any ultimate gain for the Fund resulting from a short sale will be decreased, and the amount of any ultimate loss will be increased, by the amount of premiums, dividends, interest or expenses the Fund may be required to pay in connection with a short sale.

    Until the relevant Market Neutral Fund replaces a borrowed security, it will maintain daily a segregated account with its Custodian containing cash, U.S. government securities, or other liquid securities. The amount deposited in the segregated account plus any amount deposited as collateral with a broker or other custodian will at least equal the current market value of the security sold short. Depending on the arrangements made with such broker or custodian, the Fund might not receive any payments (including interest) on collateral deposited with the broker or custodian. The assets used to cover the relevant Fund's short sales will not be available to use for redemptions. No Fund will make a short sale if after giving effect to the sale the market value of all securities sold short would exceed 100% of the value of such Fund's net assets.

    PORTFOLIO TURNOVER. The consideration of portfolio turnover will not constrain the Adviser's investment decisions. Each of the Funds is actively managed and, in some cases, each Fund's portfolio turnover may exceed 100%. Higher portfolio turnover rates are likely to result in comparatively greater brokerage commissions or transaction costs. Such costs will reduce the relevant Fund's return. A higher portfolio turnover rate may also result in the realization of substantial net short-term gains, which are taxable as ordinary income to shareholders when distributed.

    MANAGEMENT RISK. Each Fund is subject to management risk because it is an actively managed investment portfolio. Management risk is the risk that Adviser will make poor stock selections. The Adviser will apply its investment techniques and risk analyses in making investment decisions for each Fund, but there can be no guarantee that the Adviser will produce the desired results. In some cases, certain investments may be unavailable or the Adviser may not choose certain investments under market conditions when, in retrospect, their use would have been beneficial to a particular Fund or Funds.

    Each Market Neutral Fund will lose money if the Adviser fails to purchase, sell or sell short different stocks such that the securities in the relevant Fund's long portfolio outperform the securities in the Fund's short portfolio. In addition, management risk is heightened for those Funds because the Adviser could make poor stock selections for both the long and the short portfolios. Also, the Adviser may fail to construct a portfolio for a Market Neutral Fund that has limited exposure to general equity market risk or that has limited exposure to specific industries (in the case of the AXA Rosenberg Value Market Neutral Fund), specific capitalization ranges and certain other risk factors.

    MARKET RISK. Although each of the Market Neutral Funds seeks to have approximately equal dollar amounts invested in long and short positions, there is a risk that the Adviser will fail to construct for any given Fund a portfolio of long and short positions that has limited exposure to general stock market movements, capitalization or other risk factors.

    JAPANESE SECURITIES RISK. Investment in the AXA Rosenberg Japan Fund will involve foreign investment risk because that Fund will invest almost exclusively in Japanese Securities. In addition, investors will be subject to the market risk associated with investing almost exclusively in stocks of companies which are subject to Japanese economic factors and conditions. Since the Japanese economy is dependent to a significant extent on foreign trade, the relationships between Japan and its trading partners and between the yen and other currencies are expected to have a significant impact on particular Japanese Companies and on the Japanese economy generally.

    RISK OF OVERWEIGHTING. This is the risk that, by overweighting investments in certain sectors or industries of the stock market, the AXA Rosenberg Select Sectors Market Neutral Fund and/or the AXA Rosenberg Multi-Strategy Market Neutral Fund will suffer a loss because of general advances or declines on the prices of stocks in those sectors or industries.

    DERIVATIVES RISK. As noted above, the Adviser may hedge up to 100% of the AXA Rosenberg Japan Fund's total assets by utilizing derivative instruments, which in this case are financial contracts whose value depends upon, or is derived from, the value of an underlying index. In addition to other risks such as the credit risk of the counterparty, derivatives involve the risk of mispricing or improper valuation and the risk that changes in the value of the derivative may not correlate perfectly with relevant indices.

           CERTAIN ADDITIONAL INVESTMENT TECHNIQUES AND RELATED RISKS

    The Funds have the flexibility to invest, within limits, in a variety of instruments designed to enhance their investment capabilities. A brief description of certain of these investment instruments and the risks associated with them appears below. You can find more detailed information in the Trust's Statement of Additional Information ("SAI").

    CERTAIN ADDITIONAL TECHNIQUES OF THE AXA ROSENBERG U.S. SMALL CAPITALIZATION FUND, AXA ROSENBERG VALUE MARKET NEUTRAL FUND, AXA ROSENBERG DOUBLE ALPHA MARKET FUND, AXA ROSENBERG SELECT SECTORS MARKET NEUTRAL FUND, AXA ROSENBERG ENHANCED 500 FUND AND AXA ROSENBERG MULTI-STRATEGY MARKET NEUTRAL FUND. To meet redemption requests or for investment purposes, each of these Funds may temporarily hold a portion of its assets in full faith and credit obligations of the United States government (E.G., U.S. Treasury Bills) and in short-term notes, commercial paper or other money market instruments of high quality (I.E., rated at least "A-2" or "AA" by Standard & Poor's ("S&P") or Prime 2 or "Aa" by Moody's Investors Service, Inc. ("Moody's")) issued by companies having an outstanding debt issue rated at least "AA" by S&P or at least "Aa" by Moody's, or determined by the Adviser to be of comparable quality to any of the foregoing.

    FOREIGN EXCHANGE TRANSACTIONS. The International Equity Portfolios do not currently intend to hedge the currency risk associated with investments in securities denominated in foreign currencies. However, in order to hedge against possible variations in foreign exchange rates pending the settlement of securities transactions, the International Equity Portfolios reserve the right to buy or sell foreign currencies or to deal in forward foreign currency contracts; that is, to agree to buy or sell a specified currency at a specified price and future date. The International Equity Portfolios also reserve the right to purchase currency futures contracts and related options thereon for similar purposes. For example, if the Adviser anticipates that the value of the yen will rise relative to the dollar, a Fund could purchase a currency futures contract or a call option thereon or sell (write) a put option to protect against a currency-related increase in the price of yen-denominated securities such Fund intends to purchase. If the Adviser anticipates a fall in the value of the yen relative to the dollar, a Fund could sell a currency futures contract or a call option thereon or purchase a put option on such futures contract as a hedge. If the International Equity Portfolios change their present intention and decide to utilize hedging strategies, futures contracts and related options will be used only as a hedge against anticipated currency rate changes (not for investment purposes) and all options on currency futures written by a Fund will be covered. These practices, if utilized, may present risks different from or in addition to the risks associated with investments in foreign currencies.

    STOCK INDEX FUTURES. A stock index futures contract (an "Index Future") is a contract to buy an integral number of units of the relevant index at a specified future date at a price agreed upon when the contract is made. A unit is the value at a given time of the relevant index. An option on an Index Future gives the purchaser the right, in return for the premium paid, to assume a long or a short position in an Index Future. A Fund will realize a loss if the value of an Index Future declines between the time the Fund purchases an Index Future and the time it sells it and may realize a gain if the value of the Index Future rises between such dates.

    In connection with a Fund's investment in common stocks, each Fund may invest in Index Futures while the Adviser seeks favorable terms from brokers to effect transactions in common stocks selected for purchase. A Fund may also invest in Index Futures when the Adviser believes that there are not enough attractive common stocks available to maintain the standards of diversity and liquidity set for the Fund, pending investment in such stocks when they do become available. Through the use of Index Futures, a Fund may maintain a portfolio with diversified risk without incurring the substantial brokerage costs which may be associated with investment in multiple issuers. This may permit a Fund to avoid potential market and liquidity problems (E.G., driving up or forcing down the price by quickly purchasing or selling shares of a portfolio security) which may result from increases or decreases in positions already held by a Fund. A Fund may also use Index Futures in order to hedge its equity positions.

    In contrast to purchases of a common stock, no price is paid or received by a Fund upon the purchase of a futures contract. Upon entering into a futures contract, a Fund will be required to deposit with its custodian in a segregated account in the name of the futures broker a specified amount of cash or securities. This is known by participants in the market as "initial margin." The type of instruments that may be deposited as initial margin, and the required amount of initial margin, are determined by the futures exchange on which the Index Futures are traded. The nature of initial margin in futures transactions is different from that of margin in securities transactions in that futures contract margin does not involve the borrowing of funds by the customer to finance the transactions. Rather, the initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to the Fund upon termination of the futures contract, assuming all contractual obligations have been satisfied. Subsequent payments, called "variation margin," to and from the broker, will be made on a daily basis as the price of the particular index fluctuates, making the position in the futures contract more or less valuable, a process known as "marking to the market."

    A Fund may close out a futures contract purchase by entering into a futures contract sale. This will operate to terminate the Fund's position in the futures contract. Final determinations of variation margin are then made, additional cash is required to be paid by or released to the Fund, and the Fund realizes a loss or a gain.

    A Fund's use of Index Futures involves risk. Positions in Index Futures may be closed out by a Fund only on the futures exchanges on which the Index Futures are then traded. There can be no assurance that a liquid market will exist for any particular contract at any particular time. The liquidity of the market in futures contracts could be adversely affected by "daily price fluctuation limits" established by the relevant futures exchange which limit the amount of fluctuation in the price of an Index Futures contract during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit. In such events, it may not be possible for a Fund to close its futures contract purchase, and, in the event of adverse price movements, a Fund would continue to be required to make daily cash payments of variation margin. The futures market may also attract more speculators than does the securities market, because deposit requirements in the futures market are less onerous than margin requirements in the securities market. Increased participation by speculators in the futures market may also cause price distortions. In addition, the price of Index Futures may not correlate perfectly with movement in the underlying index due to certain market disturbances.

    A Fund will not purchase Index Futures if, as a result, the Fund's initial margin deposits on transactions that do not constitute "bona fide hedging" under relevant regulations of the Commodities Futures Trading Commission would be greater than 5% of the Fund's total assets. In addition to margin deposits, when a Fund purchases an Index Future, it is required to maintain, at all times while an Index Future is held by the Fund, cash, U.S. government securities or other high grade liquid securities in a segragated account with its Custodian in an amount which, together with the initial margin deposit on the futures contract, is equal to the current value of the futures contract.

    Further, the ability to establish and close out positions in options on future contracts will be subject to the development and maintenance of a liquid secondary market. It is not certain that such a market will develop. There is no assurance that a liquid secondary market will exist for any particular option or at any particular time.

    REPURCHASE AGREEMENTS. Each Fund may enter into repurchase agreements, by which a Fund purchases a security and obtains a simultaneous commitment from the seller (a bank or, to the extent permitted by the 1940 Act, a recognized securities dealer) to repurchase the security at an agreed-upon price and date (usually seven days or less from the date of original purchase). The resale price is in excess of the purchase price and reflects an agreed-upon market rate unrelated to the coupon rate on the purchased security. Such transactions afford a Fund the opportunity to earn a return on temporarily available cash. Although the underlying security may be a bill, certificate of indebtedness, note or bond issued by an agency, authority or instrumentality of the U.S. government, the obligation of the seller is not guaranteed by the U.S. government, and there is a risk that the seller may fail to repurchase the underlying security. There is a risk, therefore, that the seller will fail to honor its repurchase obligation. In such event, the relevant Fund would attempt to exercise rights with respect to the underlying security, including possible disposition in the market. However, a Fund may be subject to various delays and risks of loss, including
(a) possible declines in the value of the underlying security during the period while a Fund seeks to enforce its rights thereto and (b) inability to enforce rights and the expenses involved in attemped enforcement.

    LOANS OF PORTFOLIO SECURITIES. Each Fund may lend some or all of its portfolio securities to broker-dealers. Securities loans are made to broker-dealers pursuant to agreements requiring that loans be continuously secured by collateral in cash or U.S. government securities at least equal at all times to the market value of the securities lent. The borrower pays to the lending Fund an amount equal to any dividends or interest received on the securities lent. When the collateral is cash, the Fund may invest the cash collateral in interest-bearing, short-term securities. When the collateral is U.S. government securities, the Fund usually receives a fee from the borrower. Although voting rights or rights to consent with respect to the loaned securities pass to the borrower, a Fund retains the right to call the loans at any time on reasonable notice, and it will do so in order that the securities may be voted by the Fund if the holders of such securities are asked to vote upon or consent to matters materially affecting the investment. A Fund may also call loans in order to sell the securities involved. The risks in lending portfolio securities, as with other extensions of credit, include possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. However, such loans will be made only to broker-dealers that are believed by the Adviser to be of relatively high credit standing.

    ILLIQUID SECURITIES. Each Fund may purchase "illiquid securities," defined as securities which cannot be sold or disposed of in the ordinary course of business within seven days at approximately the value at which a Fund has valued such securities, so long as no more than 15% of the Fund's net assets would be invested in such illiquid securities after giving effect to the purchase. Investment in illiquid securities involves the risk that, because of the lack of consistent market demand for such securities, the Fund may be forced to sell them at a discount from the last offer price.

    FOREIGN INVESTMENTS BY THE AXA ROSENBERG U.S. SMALL CAPITALIZATION FUND, THE AXA ROSENBERG VALUE MARKET NEUTRAL FUND AND THE AXA ROSENBERG SELECT SECTORS MARKET NEUTRAL FUND. Although they invest primarily in securities principally traded in U.S. markets, these Funds may occasionally invest in (and, in the case of the AXA Rosenberg Value Market Neutral Fund and the AXA Rosenberg Select Sectors Market Neutral Fund, engage in short sales with respect to) stocks of foreign companies that trade on U.S. markets. Investments in securities of foreign issuers involve certain risks that are less significant for investments in securities of U.S. issuers. These include risks of adverse changes in foreign economic, political, regulatory and other conditions, changes in currency exchange rates or exchange control regulations (including currency blockage). A Fund may be unable to obtain and enforce judgments against foreign entities, and issuers of foreign securities are subject to different, and often less comprehensive, accounting, reporting and disclosure requirements than domestic issuers. Also, the securities of some foreign companies may be less liquid and at times more volatile than securities of comparable U.S. companies.

                   MANAGEMENT DISCUSSION OF FUND PERFORMANCE

AXA ROSENBERG U.S. SMALL CAPITALIZATION FUND

    The dominance of small cap growth stocks over small cap value stocks during the last fiscal year was a difficult market environment for the Fund. The Adviser's stock selection models tend to favor stocks that are seen as underpriced relative to their fundamental financial characteristics when compared with other similar stocks. This tendency leads to a portfolio with a modest value bias. In such an extreme growth environment, this modest value bias hurt the performance of the Fund relative to its benchmark.

    While the Fund's value exposures detracted from relative performance, other risk factor and industry exposures contributed positively to performance. The Fund's slight positive exposure to stocks with positive price momentum (relative strength risk factor) helped the most as the return associated with this feature of stocks rose to historic highs. Among industries, an overexposure to the electronics industry (2.8% above the Russell 2000 Index exposure) during the past 12 months boosted relative performance.

    The bulk of the Fund's underperformance was attributable to the independent effect of stock selection and not the aggregate influence of risk factor and industry exposures. This result is not surprising given the Fund's tight management of risk factor and industry exposures and given the types of stocks that were rewarded and punished by investors over the past 12 months. Fundamental to the Adviser's stock selection process is the belief that a portfolio of stocks that produces more future earnings per dollar of initial cost (an "earnings advantage") than the benchmark should be rewarded with above benchmark performance. In the past year, the stocks held by the Fund did consistently produce more future earnings per dollar of cost than the benchmark; however, investors did not reward these superior earnings. In fact, investors strongly favored stocks with no earnings or negative earnings. In environments like these, when investors do not focus on reconciling current stock prices with likely future earnings or other fundamental measures of value, the Adviser's stock selection performance will suffer.

                  AXA ROSENBERG U.S. SMALL CAPITALIZATION FUND
            (BASED ON THE PERFORMANCE OF INSTITUTIONAL SHARES ONLY)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

$ Millions

      AXA ROSENBERG US SMALL CAP FUND  RUSSELL 2000
1990                       $1,000,000    $1,000,000
1991                       $1,115,738    $1,015,575
1992                       $1,292,236    $1,175,973
1993                       $1,484,144    $1,440,644
1994                       $1,647,444    $1,625,432
1995                       $1,738,046    $1,824,170
1996                       $2,243,170    $2,475,109
1997                       $2,357,811    $2,958,598
1998                       $3,348,401    $4,288,455
1999                       $2,803,871    $3,406,785
2000                       $3,849,527    $4,474,185

$4,474,185 Portfolio  $3,849,527 Benchmark

PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE PERFORMANCE.

         AVERAGE ANNUAL TOTAL RETURN (FOR PERIODS ENDED MARCH 31, 2000)

                                                                                      SINCE INCEPTION      SINCE INCEPTION
                                                                                        OF INVESTOR          OF ADVISER
                                        PAST              PAST           PAST             SHARES               SHARES
                                      ONE YEAR         FIVE YEARS      TEN YEARS        (10/22/96)            (1/21/97)
                                   --------------      ----------      ---------      ---------------      ---------------
Institutional Shares.............           31.36%        19.66%         16.17%
Investor Shares..................           31.06%                                         14.69
Adviser Shares...................           31.00%                                                              12.40%
Russell 2000 Index...............           37.29%        17.24%         14.43%            15.38%               13.62%

    THE NUMBERS REPORTED IN BOTH THE GRAPH AND THE TABLE REPRESENT PAST PERFORMANCE AND ARE NOT PREDICTIVE OF FUTURE PERFORMANCES. THE PERFORMANCE OF ADVISER SHARES AND INVESTOR SHARES WILL BE LOWER THAN THE PERFORMANCE OF INSTITUTIONAL SHARES BECAUSE OF THE HIGHER FEES PAID BY SHAREHOLDERS INVESTING IN SUCH CLASSES.

AXA ROSENBERG INTERNATIONAL SMALL CAPITALIZATION FUND

    For the year ending March 31, 2000, the Fund outperformed its benchmark. The outperformance was a combination of stock selection and risk management. The portfolio had a slight value bias, which hurt performance during the fourth quarter of 1999, but on average, helped over the whole year. The Adviser strives to add value consistently through bottom-up stock selection and avoids heavy bets on countries and industries. The portfolio closely tracks the country and industry exposures of the benchmark. As a result, the contributions to the outperformance from industry and country selection were positive but modest, whereas stock selection accounted for most of the outperformance. In particular, the Manager's stock selection models worked well in Europe.

             AXA ROSENBERG INTERNATIONAL SMALL CAPITALIZATION FUND
            (BASED ON THE PERFORMANCE OF INSTITUTIONAL SHARES ONLY)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

$ Millions

      AXA ROSENBERG INT'L                  SALOMON SMITH
        SMALL CAP FUND      CRIEXUS    BARNEY WORLD EX US EMI
1996           $1,000,000  $1,000,000              $1,000,000
1997           $1,013,000    $991,182                 975,527
1998           $1,036,436    $995,775               1,055,416
1999             $946,721    $883,210               1,024,279
2000           $1,250,015  $1,070,013               1,272,838

$1,272,838 Benchmark  $1,250,015 Portfolio  $1,070,013 Benchmark

PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE PERFORMANCE.

         AVERAGE ANNUAL TOTAL RETURN (FOR PERIODS ENDED MARCH 31, 2000)

                                                                           SINCE INCEPTION       SINCE INCEPTION
                                                                           OF INSTITUTIONAL        OF INVESTOR
                                                          PAST ONE              SHARES               SHARES
                                                            YEAR              (9/23/96)            (10/29/96)
                                                       --------------      ----------------      ---------------
Institutional Shares.................................           32.04%               6.54%
Investor Shares......................................           31.47%                                     6.28%
Salomon Smith Barney World ex US EMI.................           24.27%               7.14%                 7.44%
CRIexUS..............................................           21.15%               1.95%                 1.99%

    THE NUMBERS REPORTED IN BOTH THE GRAPH AND THE TABLE REPRESENT PAST PERFORMANCE AND ARE NOT PREDICTIVE OF FUTURE RESULTS. THE PERFORMANCE OF INVESTOR SHARES WILL BE LOWER THAN THE PERFORMANCE OF INSTITUTIONAL SHARES BECAUSE OF THE HIGHER FEES PAID BY SHAREHOLDERS INVESTING IN SUCH CLASS.

AXA ROSENBERG JAPAN FUND

    The Fund gained more than 45% but underperformed its benchmark by more than 11% for the year ended March 31, 2000. The unprecedented performance spread between growth stocks and value stocks, especially during the second half of the year as high flying large growth stocks drove the market, created an unfavorable market environment for the Fund. Stock selection and the portfolio's negative exposure to relative strength (measure of trailing 12-month price performance) were the major contributors to the Fund's underperformance. The Adviser's stock selection models, based on fundamental analysis, favor value stocks. In a momentum market, driven by growth stocks with relative strength, the Fund's performance relative to its benchmark will suffer.

                            AXA ROSENBERG JAPAN FUND
            (BASED ON THE PERFORMANCE OF INSTITUTIONAL SHARES ONLY)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

$ Millions

      AXA ROSENBERG JAPAN FUND    TOPIX
1990                $1,000,000  $1,000,000
1991                $1,019,430    $998,804
1992                  $804,449    $766,384
1993                  $919,018    $902,752
1994                $1,106,054  $1,113,902
1995                $1,203,848  $1,111,487
1996                $1,188,945  $1,160,711
1997                  $847,954    $845,416
1998                  $645,539    $721,618
1999                  $746,746    $831,622
2000                $1,084,561  $1,298,747

$1,298,747 Benchmark  $1,084,561 Portfolio

PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE PERFORMANCE.

         AVERAGE ANNUAL TOTAL RETURN (FOR PERIODS ENDED MARCH 31, 2000)

                                                                                                            SINCE INCEPTION
                                                                                                              OF INVESTOR
                                                       PAST               PAST               PAST               SHARES
                                                     ONE YEAR          FIVE YEARS          TEN YEARS          (10/22/96)
                                                  --------------      -------------      -------------      ---------------
Institutional Shares............................           45.24%            -2.07%             -0.82%
Investor Shares.................................           45.04%                                                    -0.44%
TOPIX...........................................           56.17%             3.16%              2.65%                5.83%

    THE NUMBERS REPORTED IN BOTH THE GRAPH AND THE TABLES REPRESENT PAST PERFORMANCE AND ARE NOT PREDICTIVE OF FUTURE PERFORMANCES. THE PERFORMANCE OF INVESTOR SHARES WILL BE LOWER THAN THE PERFORMANCE OF INSTITUTIONAL SHARES BECAUSE OF THE HIGHER FEES PAID BY SHAREHOLDERS INVESTING IN SUCH CLASS.

AXA ROSENBERG VALUE MARKET NEUTRAL FUND

    The year ending March 31, 2000 was extremely difficult for the Fund. The Fund underperformed its benchmark by more than 19%.

    The Adviser's stock selection models produce long and short portfolios with a consistent net exposure to value characteristics, as well as a bias toward companies whose stock is less frequently traded. When the long portfolio is compared to the short portfolio, it is possible to gauge approximately how much was gained and lost due to the net portfolio characteristics. The two largest risk exposures reflect the value bias in the net portfolio: positive exposure to earnings/price and book/price. The negative exposure to trading activity indicates the net portfolio's moderate dislike of stocks that are frequently traded. Of particular significance over the last year (especially the first quarter of 2000) was the positive exposure to relative strength, a measure of price momentum.

    Exposure to common risk factors contributed -5.18% to the Fund's underperformance. The positive exposures to earnings/price and yield, -2.89% and -1.97% respectively, negatively impacted performance. In comparison, the bias toward stocks whose performance is momentum driven made the most significant positive contribution to return because of the very large contribution of relative strength (+6.75%). The exposure to trading activity (-3.78%) worked to further dampen performance for the same reason.

    The bulk of the Fund's underperformance is UNEXPLAINED by common risk factor exposures. The most significant factor was stock selection. Reviewing the types of stocks that were rewarded (and the types that were punished) over the last year gives insight into why the contribution attributable to stock selection was so negative. Fundamental to the Adviser's stock selection process is the belief that a portfolio with a net earnings advantage will be rewarded. Though the stocks that the Adviser bought long did consistently produce more future earnings per dollar of cost than the stocks sold short, the market did not reward earnings. In fact, at certain times over the year, the market seemed to be actively penalizing stocks with good long-term earnings prospects in favor of those with no earnings or negative earnings. In sum, the Adviser's stock selection process will suffer when investors are not interested in reconciling current prices with future earnings or other fundamental measures of value.

                    AXA ROSENBERG VALUE MARKET NEUTRAL FUND
            (BASED ON THE PERFORMANCE OF INSTITUTIONAL SHARES ONLY)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

$ Millions

      AXA ROSENBERG VALUE MARKET NEUTRAL FUND  3-MONTH U.S. T-BILLS
1997                               $1,000,000            $1,000,000
1998                                 $997,000            $1,015,083
1999                                 $924,000            $1,063,832
2000                                 $793,556            $1,116,384

$1,116,384 Benchmark  $793,556 Portfolio

PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE PERFORMANCE.

         AVERAGE ANNUAL TOTAL RETURN (FOR PERIODS ENDED MARCH 31, 2000)

                                                                           SINCE INCEPTION       SINCE INCEPTION
                                                                           OF INSTITUTIONAL        OF INVESTOR
                                                            PAST                SHARES               SHARES
                                                          ONE YEAR            (12/16/97)           (12/18/97)
                                                       --------------      ----------------      ---------------
Institutional Shares.................................          -14.13%               -9.60%
Investor Shares......................................          -14.41%                                    -9.94%
3-Month U.S. T-Bills.................................            4.94%                5.01%                5.00%

    THE NUMBERS REPORTED IN BOTH THE GRAPH AND THE TABLE REPRESENT PAST PERFORMANCE AND ARE NOT PREDICTIVE OF FUTURE PERFORMANCES. THE PERFORMANCE OF INVESTOR SHARES WILL BE LOWER THAN THE PERFORMANCE OF INSTITUTIONAL SHARES BECAUSE OF THE HIGHER FEES PAID BY SHAREHOLDERS INVESTING IN SUCH CLASS.

AXA ROSENBERG DOUBLE ALPHA MARKET FUND

    The Fund underperformed its benchmark for the year ended March 31, 2000, by more than 20.5%. The Fund holds S&P 500 Index Futures contracts and shares in the AXA Rosenberg Value Market Neutral Fund. The Institutional shares of the AXA Rosenberg Value Market Neutral Fund returned -14.13% for year. Investment in S&P 500 Futures also contributed negatively to performance during the year by slightly more than 6%.

                     AXA ROSENBERG DOUBLE ALPHA MARKET FUND
            (BASED ON THE PERFORMANCE OF INSTITUTIONAL SHARES ONLY)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

$ Millions

      AXA ROSENBERG DOUBLE
       ALPHA MARKET FUND     S&P 500
1998            $1,000,000  $1,000,000
1999            $1,005,301  $1,157,668
2000              $978,875  $1,365,402

$1,365,402 Benchmark  $978,875 Portfolio

PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE PERFORMANCE.

         AVERAGE ANNUAL TOTAL RETURN (FOR PERIODS ENDED MARCH 31, 2000)

                                                                                  SINCE INCEPTION
                                                                                  OF INSTITUTIONAL
                                                                                    AND INVESTOR
                                                                 PAST ONE              SHARES
                                                                   YEAR              (4/22/98)
                                                              --------------      ----------------
Institutional Shares........................................           -2.63%               -1.09%
Investor Shares.............................................           -2.78%               -1.35%
S&P 500.....................................................           17.94%               17.64%

    THE NUMBERS REPORTED IN BOTH THE GRAPH AND THE TABLE REPRESENT PAST PERFORMANCE AND ARE NOT PREDICTIVE OF FUTURE PERFORMANCES. THE PERFORMANCE OF INVESTOR SHARES WILL BE LOWER THAN THE PERFORMANCE OF INSTITUTIONAL SHARES BECAUSE OF THE HIGHER FEES PAID BY SHAREHOLDERS INVESTING IN SUCH CLASS.

AXA ROSENBERG SELECT SECTORS MARKET NEUTRAL FUND

    For the year ended on March 31, 2000, the Fund outperformed its benchmark, 3-Month U.S. T-Bills, by more than 4%. In addition to the positive contributions from the exposures to relative strength (measure of trailing 12-month price performance) (+4.99%) and to trading activity (measure of trailing 12-month share turnover) (+3.17%) during this period, the Fund benefited from long industry exposures to office machinery (+2.87%), services (+1.96%) and electric utilities (+1.49%). Short industry exposures to drugs (-2.59%), paper (-0.77%) and media (-0.67%) contributed negatively to performance. Stock selection further dampened performance (-4.72%).

                AXA ROSENBERG SELECT SECTORS MARKET NEUTRAL FUND
            (BASED ON THE PERFORMANCE OF INSTITUTIONAL SHARES ONLY)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

$ Millions

      AXA ROSENBERG SELECT SECTORS MARKET NEUTRAL FUND  3-MONTH U.S. T-BILLS
1998                                        $1,000,000            $1,000,000
1999                                        $1,051,381            $1,020,064
2000                                        $1,154,631            $1,070,438

$1,154,631 Portfolio  $1,070,438 Benchmark

PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE PERFORMANCE.

        AVERAGE ANNUAL TOTAL RETURNS (FOR PERIODS ENDED MARCH 31, 2000)

                                                                     SINCE INCEPTION    SINCE INCEPTION
                                                                     OF INSTITUTIONAL     OF INVESTOR
                                                            PAST          SHARES            SHARES
                                                          ONE YEAR      (10/19/98)        (11/11/98)
                                                          --------   ----------------   ---------------
Institutional Shares....................................    9.82%           10.43%
Investor Shares.........................................    9.39%                             10.29%
3-Month U.S. T-Bills....................................    4.94%            4.92%             4.99%

    THE NUMBERS REPORTED IN BOTH THE GRAPH AND THE TABLE REPRESENT PAST PERFORMANCE AND ARE NOT PREDICTIVE OF FUTURE PERFORMANCES. THE PERFORMANCE OF INVESTOR SHARES WILL BE LOWER THAN THE PERFORMANCE OF INSTITUTIONAL SHARES BECAUSE OF THE HIGHER FEES PAID BY SHAREHOLDERS INVESTING IN SUCH CLASS.

                  THE ADVISER'S GENERAL INVESTMENT PHILOSOPHY

    The Adviser attempts to add value relative to each designated benchmark through a quantitative stock selection process and seeks to diversify investment risk across the holdings in each of the Funds. In seeking to outperform each Fund's designated benchmark, the Adviser also attempts to control risk in the Fund's portfolio relative to the securities constituting that benchmark. Since each Fund is substantially invested in equities at all times, the Adviser does not earn extraordinary return, or "alpha," by timing the market. The Adviser seeks to avoid constructing portfolios that significantly differ from the relevant benchmark with respect to characteristics such as market capitalization, historic volatility or "beta," and industry weightings. Each Fund seeks to have exposure to these factors similar to that of the designated benchmark.

INVESTMENT PHILOSOPHY

    The Adviser's investment strategy is based on the belief that stock prices imperfectly reflect the present value of the expected future earnings of companies, their "fundamental value." The Adviser believes that market prices will converge towards fundamental value over time, and that therefore, if the Adviser can accurately determine fundamental value, and can apply a disciplined investment process to select those stocks that are currently undervalued (in the case of purchases) or overvalued (in the case of short sales), the Adviser will outperform a Fund's benchmark over time.

    The premise of the Adviser's investment philosophy is that there is a link between the price of a stock and the underlying financial and operational characteristics of the company. In other words, the price reflects the market's assessment of how well the company is positioned to generate future earnings and/or future cash flow. The Adviser identifies and purchases those stocks that are undervalued (I.E., they are currently cheaper than similar stocks with the same characteristics) and sells (or engages in short sales in the case of the Market Neutral Funds) those stocks that are overvalued (I.E., they are currently more expensive than similar stocks with the same characteristics). The Adviser believes that the market will recognize the "better value" and that the mispricings will be corrected as the stocks in the Fund's portfolios are purchased or sold by other investors.

    In determining whether or not a stock is attractive, the Adviser estimates the company's current fundamental value, changes in the company's future earnings and investor sentiment toward the stock. The Adviser identifies and causes a Fund to purchase undervalued stocks and to hold them in the Fund's portfolio until the market recognizes and corrects for the mispricings. Conversely, the Adviser identifies and causes a Fund to sell (or sell short, in the case of the Market Neutral Funds) overvalued stocks.

DECISION PROCESS

    The Adviser's decision process is a continuum. Its research function develops models that analyze the more than 14,000 securities in the global universe. These models include analyses of both fundamental data and historical price performance. The portfolio management function optimizes each portfolio's composition, executes trades, and monitors performance and trading costs.

    The essence of the Adviser's approach is attention to important aspects of the investment process. Factors crucial to successful stock selection include:
(1) accurate and timely data on a large universe of companies; (2) subtle quantitative descriptors of value and predictors of changes in value; and
(3) insightful definitions of similar businesses. The Adviser assimilates, checks and structures the input data on which its models rely. The Adviser believes that with correct data, the recommendations made by the system will be sound.

STOCK SELECTION

    Fundamental valuation of stocks is key to the Adviser's investment process, and the heart of the valuation process lies in the Adviser's proprietary Appraisal Model. Analysis of companies in the United States and Canada is conducted in a single unified model. The Appraisal Model discriminates where the two markets are substantially different, while simultaneously comparing companies in the two markets according to their degrees of similarity. European companies and Asian companies (other than Japanese Companies) are analyzed in a nearly global model, which includes the United States and Canada as a further basis for comparative valuation, but which excludes Japan. Japanese Companies are analyzed in an independent national model. The Appraisal Model incorporates the various accounting standards that apply in different markets and makes adjustments to ensure meaningful comparisons.

    An important feature of the Appraisal Model is the classification of companies into one or more of 170 groups of "similar" businesses. Each company is broken down into its individual business segments. Each segment is compared with similar segments of other companies doing business in the same geographical market and, in most cases, in different markets. The Adviser appraises the company's assets, operating earnings and sales within each business segment, using the market's valuation of the relevant category of business as a guide where possible. The Adviser then puts the segment appraisals together to create balance sheet, income statement, and sales valuation models for each total company, while adjusting the segment appraisals to reflect variables which apply only to the total company, such as taxes, capital structure, and pension funding.

    The Adviser's proprietary Near-Term Prospects Model attempts to predict the earnings change for companies over a one-year period. This Model examines, among other things, measures of company profitability, measures of operational efficiency, analysts earnings estimates and measures of investor sentiment, including broker recommendations, earnings surprise and prior market performance. In different markets around the world, the Adviser has different levels of investor sentiment data available and observes differing levels of market response to the model's various predictors.

    The Adviser combines the results of the Near-Term Prospects Model with the results of the Appraisal Model to determine the attractiveness of a stock for purchase or sale.

OPTIMIZATION

    The Adviser's portfolio optimization system attempts to construct a Fund portfolio that will outperform the relevant benchmark. The optimizer simultaneously considers both the recommendations of the Adviser's stock selection models and the risks in determining portfolio transactions. No transaction will be executed unless the opportunity offered by a purchase or sale candidate sufficiently exceeds the potential of an existing holding to justify the transaction costs.

TRADING

    The Adviser's trading system aggregates the recommended transactions for a Fund and determines the feasibility of each recommendation in light of the stock's liquidity, the expected transaction costs, and general market conditions. It relays target price information to a trader for each stock considered for purchase or sale. Trades are executed through any one of four trading strategies: traditional brokerage, networks, accommodation, and package or "basket" trades.

    In the United States, the network arrangements the Adviser has developed with Instinet Matching System (IMS) and Portfolio System for Institutional Trading (POSIT) facilitate large volume trading with little or no price disturbance and low commission rates.

    Accommodative trading (also referred to herein as the Adviser's "match system") allows institutional buyers and sellers of stock to electronically present the Adviser with their "interest" lists each morning. Any matches between the inventory that the brokers have presented and the Adviser's own recommended trades are signaled to the Adviser's traders. Because the broker is doing agency business and has a client on the other side of the trade, the Adviser expects the other side to be accommodative in setting the price. The Adviser's objective in using this match system is to execute most trades on the Adviser's side of the bid/ask spread so as to minimize market impact.

    Package trades further allow the Adviser to trade large lists of orders simultaneously using state of the art tools such as the Instinet Real-Time System, Instinet Order Matching System and Lattice Trading System. Those tools provide order entry, negotiation and execution capabilities, either directly to other institutions or electronically to the floor of the exchange. The advantages of using such systems include speed of execution, low commissions, anonymity and very low market impact.

    The Adviser continuously monitors trading costs to determine the impact of commissions and price disturbances on a Fund's portfolio.

                            MANAGEMENT OF THE TRUST

    The Trust's trustees oversee the general conduct of the Funds' business.

INVESTMENT ADVISER

    AXA Rosenberg Investment Management LLC (the "Adviser") is the Trust's investment adviser. The Adviser's address is Four Orinda Way, Building E, Orinda, CA 94563. The Adviser is responsible for making investment decisions for the Funds and managing the Funds' other affairs and business, subject to the supervision of the Board of Trustees. The Adviser provides investment advisory services to a number of institutional investors as well as the portfolio of Barr Rosenberg Variable Insurance Trust. Each of the Funds will pay the Adviser a management fee for these services on a monthly basis. The Adviser has entered into a contractual undertaking to reduce its management fee and bear certain expenses until March 31, 2001 to limit each Fund's total annual operating expenses. Any amounts waived or reimbursed in a particular fiscal year will be subject to repayment by the relevant Fund to the Adviser to the extent that from time to time through the next two fiscal years the repayment will not cause the Fund's expenses to exceed the limit, if any, agreed to by the Adviser at that time. The AXA Rosenberg U.S. Small Capitalization Fund, AXA Rosenberg International Small Capitalization Fund, AXA Rosenberg Japan Fund, AXA Rosenberg Value Market Neutral Fund, AXA Rosenberg Double Alpha Market Fund and AXA Rosenberg Select Sectors Market Neutral Fund paid the Adviser $4,157,169, $247,311, $0, $1,909,073, $0 and $142,806, respectively, in fees for the fiscal year ended March 31, 2000. This represented 0.88%, 0.60%, 0%, 1.60%, 0% and 0.57% of the average daily net assets of the AXA Rosenberg U.S. Small Capitalization Fund, AXA Rosenberg International Small Capitalization Fund, AXA Rosenberg Japan Fund, AXA Rosenberg Value Market Neutral Fund, AXA Rosenberg Double Alpha Market Fund and AXA Rosenberg Select Sectors Market Neutral Fund. The AXA Rosenberg Enhanced 500 Fund, AXA Rosenberg International Equity Fund and AXA Rosenberg Multi-Strategy Market Neutral Fund were not operational for the fiscal year ended March 31, 2000. Advisory fees for each of those Funds are 0.50%, 0.85% and 1.50%, respectively, of the relevant Fund's average daily net assets.

PORTFOLIO MANAGERS

    Management of the portfolio of each Fund is overseen by the Adviser's executive officers who are responsible for design and maintenance of the Adviser's investment system, and by a portfolio manager who is responsible for research and monitoring each Fund's characteristic performance against the relevant benchmark and for monitoring cash balances.

    AXA ROSENBERG U.S. SMALL CAPITALIZATION FUND.  Dr. Barr Rosenberg,
Dr. Kenneth Reid and Floyd Coleman, the portfolio manager, are responsible, and have been responsible since inception, for the day-to-day management of the AXA Rosenberg U.S. Small Capitalization Fund's portfolio. Dr. Rosenberg and
Dr. Reid both have been employed by the Adviser or its predecessor since 1985. Mr. Coleman has been a trader and portfolio manager for the Adviser or its predecessor since 1988. He received a B.S. from Northwestern University in 1982, a M.S. from Polytechnic Institute, Brooklyn in 1984 and a M.B.A. from Harvard Business School in 1988.

    AXA ROSENBERG INTERNATIONAL SMALL CAPITALIZATION FUND AND AXA ROSENBERG INTERNATIONAL EQUITY FUND. Dr. Rosenberg, Dr. Reid and Joseph Leung, the portfolio manager, are responsible, and have been responsible since inception, for the day-to-day management of portfolios of the AXA Rosenberg International Small Capitalization Fund and the AXA Rosenberg International Equity Fund.
Mr. Leung is the Chief Investment Officer of AXA Rosenberg Investment Management Ltd. (London) and has been a portfolio manager with the Adviser or its predecessor since 1993. He received a B.S. and a B.A. from Queen's University, Ontario, Canada in 1989 and a M.B.A. from the University of Chicago in 1993.
Mr. Leung is a chartered financial analyst.

    AXA ROSENBERG JAPAN FUND. Dr. Rosenberg, Dr. Reid, and Cheng S. Liao, the portfolio manager, are responsible, and have been responsible since inception, for the day-to-day management of the AXA Rosenberg Japan Fund's portfolio.
Mr. Liao is the Chief Executive Officer and Chief Investment Officer of AXA Rosenberg Investment Management Ltd. (Singapore) and has been a portfolio manager, specializing in the Japanese market with the Adviser or its predecessor since 1989. He received a B.S. from Tohobu University, Japan, in 1984, a M.S. from Stanford University in 1986, and a M.S. in Computer Science from Polytechnic Institute, New York in 1988.

    AXA ROSENBERG VALUE MARKET NEUTRAL FUND, AXA ROSENBERG DOUBLE ALPHA MARKET FUND AND AXA ROSENBERG MULTI-STRATEGY MARKET NEUTRAL FUND. Dr. Rosenberg,
Dr. Reid and F. William Jump, Jr., C.F.A., the portfolio manager, are responsible for the day-to-day management of the portfolios of the AXA Rosenberg Value Market Neutral Fund, AXA Rosenberg Double Alpha Market Fund and AXA Rosenberg Multi-Strategy Market Neutral Fund. Dr. Rosenberg and Dr. Reid both have been employed by the Adviser or its predecessor since 1985. Mr. Jump has had numerous responsibilities including trading, applications programming, new product development and portfolio engineering since he joined the Adviser's predecessor in 1990. He received a B.A. from Swarthmore College in 1977 and an M.B.A. from The Wharton School, University of Pennsylvania in 1983.

    AXA ROSENBERG SELECT SECTORS MARKET NEUTRAL FUND. Dr. Rosenberg, Dr. Reid and James Kan, the portfolio manager, are responsible for the day-to-day management of the AXA Rosenberg Select Sectors Market Neutral Fund's portfolio. Dr. Rosenberg and Dr. Reid both have been employed by the Adviser or its predecessor since 1985. Mr. Kan has had numerous responsibilities including trading, applications programming and portfolio engineering since he joined the Adviser's predecessor in 1990. He received a B.S. from the University of British Columbia in 1984, an M.S. from the University of Southern California in 1987 and an M.B.A. from the University of Chicago in 1990. Mr. Kan is a chartered financial analyst.

    AXA ROSENBERG ENHANCED 500 FUND. Dr. Rosenberg, Dr. Reid and Douglas Burton, the portfolio manager, are responsible for the day-to-day management of the AXA Rosenberg Enhanced 500 Fund's portfolio. Dr. Rosenberg and Dr. Reid both have been employed by the Adviser or its predecessor since 1985. Mr. Burton has had portfolio management, marketing and client service responsibilities since he joined the Adviser's predecessor in 1998. He received a B.S. in 1986 and an M.B.A. in 1988 from Brigham Young University. He received an M.S. from the University of Utah in 1997. Mr. Burton is a chartered financial analyst.

EXECUTIVE OFFICERS

    The biography of each of the executive officers of the Adviser is set forth below. Kenneth Reid is also a Trustee of the Trust.

    BARR ROSENBERG. Dr. Rosenberg is the Director of Research of the Adviser, Chairman of AXA Rosenberg Group LLC, the parent of the Adviser, and Managing Director of Barr Rosenberg Research Center LLC. As such, he has ultimate responsibility for the Adviser's securities valuation and portfolio optimization systems used to manage the Funds and for the implementation of the decisions developed therein. His area of special concentration is the design of the Adviser's proprietary securities valuation model.

    Dr. Rosenberg earned a B.A. degree from the University of California, Berkeley, in 1963. He earned an M.Sc. from the London School of Economics in 1965, and a Ph.D. from Harvard University, Cambridge, Massachusetts, in 1968. From 1968 until 1983, Dr. Rosenberg was a Professor of Finance, Econometrics, and Economics at the School of Business Administration at the University of California, Berkeley. Concurrently, from 1968 until 1974, Dr. Rosenberg worked as a consultant in applied decision theory in finance, banking and medicine. In 1975, he founded Barr Rosenberg Associates, a financial consulting firm (now known as BARRA) where he was a managing partner, and later chief scientist, until his departure in 1986. Dr. Rosenberg, the founder of the Berkeley Program in Finance, has experience in the modeling of complex processes with substantial elements of risk. From 1985 to 1998, he was the founder and Managing General Partner of Rosenberg Institutional Equity Management, the predecessor company to the Adviser.

    KENNETH REID. Dr. Reid is the Chief Executive Officer of the Adviser. His work is focused on the design and estimation of the Adviser's valuation models and he has primary responsibility for analyzing the empirical evidence that validates and supports the day-to-day recommendations of the Adviser's securities valuation models. Patterns of short-term price behavior discussed by Dr. Reid as part of his Ph.D. dissertation have been refined and incorporated into the Adviser's proprietary valuation and trading systems.

    Dr. Reid earned both a B.A. degree (1973) and an M.D.S. (1975) from Georgia State University, Atlanta. In 1982, he earned a Ph.D. from the University of California, Berkeley, where he was awarded the American Bankers Association Fellowship. From 1981 until June 1986, Dr. Reid worked as a consultant at BARRA in Berkeley, California. His responsibilities included estimating multiple-factor risk models, designing and evaluating active management strategies, and serving as an internal consultant on econometric matters in finance. From 1986 to 1998, Dr. Reid was a general partner of Rosenberg Institutional Equity Management, the predecessor company to the Adviser.

    WILLIAM RICKS. Dr. Ricks is the Chief Investment Officer of the Adviser. His primary responsibilities are the various aspects of the investment process: trading, operations, portfolio engineering, and portfolio construction. He is responsible for the implementation of the investment strategies that are designed by the Research Center.

    Dr. Ricks earned a B.S. from the University of New Orleans, Louisiana and a Ph.D. from the University of California, Berkeley in 1980. He worked as a senior accountant for Ernst & Ernst in New Orleans from 1974 to 1976. He was a financial and managerial accounting instructor at the University of California, Berkeley from 1978 to 1979, after which he was an associate professor of finance and accounting at Duke University until 1989. From 1989 to 1998, he was a research associate, a portfolio engineer and the Director of Accounting Research at Rosenberg Institutional Equity Management, the predecessor company to the Adviser.

INDEPENDENT TRUSTEES

    William F. Sharpe, Nils H. Hakansson and Dwight M. Jaffee are the Trustees of the Trust who are not "interested persons" (as defined in the 1940 Act) of the Trust or the Adviser.

    Dr. Sharpe is the STANCO 25 Professor of Finance Emeritus at Stanford University's Graduate School of Business. He is best known as one of the developers of the Capital Asset Pricing Model, including the beta and alpha concepts used in risk analysis and performance measurement. He developed the widely-used binomial method for the valuation of options and other contingent claims. He also developed the computer algorithm used in many asset allocation procedures. Dr. Sharpe has published articles in a number of professional journals. He has also written six books, including PORTFOLIO THEORY AND

CAPITAL MARKETS, (McGraw-Hill, 1970), ASSET ALLOCATION TOOLS, (Scientific Press,
1987), FUNDAMENTALS OF INVESTMENTS (with Gordon J. Alexander and Jeffery Bailey, Prentice-Hall, 2000) and INVESTMENTS (with Gordon J. Alexander and Jeffery Bailey, Prentice-Hall, 1999). Dr. Sharpe is a past President of the American Finance Association. He is currently Chairman of Financial Engines Incorporated, an on-line investment advice company. He has also served as consultant to a number of corporations and investment organizations. He is also a member of the Board of Trustees of Smith Breeden Trust, an investment company, and a director of Stanford Management Company. He received the Nobel Prize in Economic Sciences in 1990.

    Professor Hakansson is the Sylvan C. Coleman Professor of Finance and Accounting at the Haas School of Business, University of California, Berkeley. He is a former member of the faculty at UCLA as well as at Yale University. At Berkeley, he served as Director of the Berkeley Program in Finance (1988-1991) and as Director of the Professional Accounting Program (1985-1988). Professor Hakansson is a Certified Public Accountant and spent three years with Arthur Young & Company prior to receiving his Ph.D. from UCLA in 1966. He has twice been a Visiting Scholar at Bell Laboratories in New Jersey and was, in 1975, the Hoover Fellow at the University of New South Wales in Sydney and, in 1982, the Chevron Fellow at Simon Fraser University in British Columbia. In 1984, Professor Hakansson was a Special Visiting Professor at the Stockholm School of Economics, where he was also awarded an honorary doctorate in economics. He is a past president of the Western Finance Association (1983-1984). Professor Hakansson has published a number of articles in academic journals and in professional volumes. Many of his papers address various aspects of asset allocation procedures as well as topics in securities innovation, information economics and financial reporting. He has served on the editorial boards of several professional journals and been a consultant to the RAND Corporation and a number of investment organizations. Professor Hakansson is a member of the board of two foundations and a past board member of SuperShare Services Corporation and of Theatrix Interactive, Inc. He is also a Fellow of the Accounting Researchers International Association and a member of the Financial Economists Roundtable.

    Professor Jaffee is the Willis H. Booth Professor of Banking and Finance at the Haas School of Business, University of California, Berkeley. He was previously a Professor of Economics at Princeton University for many years, where he served as the Vice Chairman of the faculty. At Berkeley, he serves on a continuing basis as the Co-chairman of the Fisher Center for Real Estate and Urban Economics and as the Director of the UC Berkeley-St. Petersburg University (Russia) School of Management Program. He has been a Visiting Professor at many universities around the world, most recently at the University of Aix/ Marseille in France and at the European University in Florence Italy. Professor Jaffee has authored five books and numerous articles in academic and professional journals. His research has focused on three key financial markets: business lending, real estate finance, and catastrophe insurance. His current research is focused on methods for securitizing real estate finance and catastrophe insurance risks, and on the impact of international trade on the U.S. computer industry. He has served on the editorial boards of numerous academic journals, and has been a consultant to a number of U.S. government agencies and to the World Bank. In the past, Professor Jaffee has been a member of the Board of Directors of various financial institutions, including the Federal Home Loan Bank of New York. He is currently a Visiting Scholar at the Federal Reserve Bank of San Francisco.

DISTRIBUTOR

    Investor Shares and Institutional Shares of each Fund and the Adviser Shares of the AXA Rosenberg U.S. Small Capitalization Fund are sold on a continuous basis by the Company's distributor, Barr Rosenberg Funds Distributor, Inc. (the "Distributor"), a wholly-owned subsidiary of The BISYS Group, Inc. The Distributor's principal offices are located at 3435 Stelzer Road, Columbus, Ohio 43219.

    Solely for the purpose of compensating the Distributor for services and expenses primarily intended to result in the sale of Investor Shares and/or in connection with the provision of direct client service, personal services, maintenance of shareholder accounts and reporting services to holders of Investor

Shares of the Trust, shares of such class are subject to an annual distribution and shareholder service fee (a "Distribution and Shareholder Service Fee") in accordance with a Distribution and Shareholder Service Plan (the "Distribution and Shareholder Service Plan") adopted by the Trust pursuant to Rule 12b-1 under the 1940 Act. Although the Distributor sells Institutional Shares of the Funds, as noted below, the Funds pay no fees to the Distributor for such shares. Under the Distribution and Shareholder Service Plan, the Investor Class of the Funds will pay annual distribution and shareholder service fees up to the following percentages:

                                                              INSTITUTIONAL   INVESTOR
                                                              -------------   --------
AXA Rosenberg U.S. Small Capitalization Fund................      None         0.25%
AXA Rosenberg International Small Capitalization Fund.......      None         0.25%
AXA Rosenberg Japan Fund....................................      None         0.25%
AXA Rosenberg Value Market Neutral Fund.....................      None         0.25%
AXA Rosenberg Double Alpha Market Fund......................      None         0.25%
AXA Rosenberg Select Sectors Market Neutral Fund............      None         0.25%
AXA Rosenberg Enhanced 500 Fund Fund........................      None         0.25%
AXA Rosenberg International Equity Fund.....................      None         0.25%
AXA Rosenberg Multi-Strategy Market Neutral Fund............      None         0.25%

    Expenses and services for which the Distributor may be reimbursed include, without limitation, compensation to, and expenses (including overhead and telephone expenses) of, financial consultants or other employees of the Distributor or of participating or introducing brokers who engage in distribution of the relevant Shares, printing of prospectuses and reports for other than existing Investor Class shareholders, advertising, preparing, printing and distributing sales literature and forwarding communications from the Trust to such shareholders. The Distribution and Shareholder Service Plan is of the type known as a "compensation" plan. This means that, although the trustees of the Trust are expected to take into account the expenses of the Distributor in their periodic review of the Distribution and Shareholder Service Plan, the fees are payable to compensate the Distributor for services rendered even if the amount paid exceeds the Distributor's expenses. Because these fees are paid out of the Fund's assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than other types of sales charges.

    Under a Service Plan adopted by the Trustees, the Distributor may also provide (or arrange for another intermediary or agent to provide) personal and/or account maintenance services to holders of Adviser Shares of the AXA Rosenberg U.S. Small Capitalization Fund (the Distributor or such entity is referred to as a "Servicing Agent" in such capacity). A Servicing Agent will be paid some or all of the Service Fees charged with respect to Adviser Shares pursuant to the Service Plan for such shares.

                                MULTIPLE CLASSES

    As indicated previously, the Funds offer two classes of shares to investors, with eligibility for purchase depending on the amount invested in a particular Fund. The two classes of shares are Institutional Shares and Investor Shares. The AXA Rosenberg U.S. Small Capitalization Fund also offers a third class: the Adviser Shares. The following table sets forth basic investment and fee information for each class.

                                                                                              ANNUAL
                                                                                           DISTRIBUTION
                                                                                               AND
                                                MINIMUM FUND   SUBSEQUENT      ANNUAL      SHAREHOLDER
NAME OF CLASS                                   INVESTMENT*    INVESTMENT*   SERVICE FEE   SERVICE FEE
-------------                                   ------------   -----------   -----------   ------------
Institutional.................................   $1 million      $10,000         None           None
Adviser.......................................   $  100,000      $ 1,000        0.25%           None
Investor......................................   $    2,500      $   500         None          0.25%

------------------------

* Certain exceptions apply. See "-- Institutional Shares" and "-- Investor Shares" below."

    The offering price of Fund shares is based on the net asset value per share next determined after an order is received. See "Purchasing Shares," "How the Trust Prices Shares of the Funds -- Determination of Net Asset Value" and "Redemption of Shares."

INSTITUTIONAL SHARES

    Institutional Shares may be purchased by institutions such as endowments and foundations, plan sponsors of 401(a), 401(k), 457 and 403(b) plans and individuals. In order to be eligible to purchase Institutional Shares, an institution, plan or individual must make an initial investment of at least $1 million in the particular Fund. In its sole discretion, the Adviser may waive this minimum investment requirement. The Adviser intends to do so for employees of the Adviser, for the spouse, parents, children, siblings, grandparents or grandchildren of such employees, for employees of the Administrator and for Trustees of the Trust who are not interested persons of the Trust or Adviser and their spouses. Institutional Shares are sold without any initial or deferred sales charges and are not subject to any ongoing Distribution and Shareholder Service Fee.

ADVISER SHARES

    Adviser shares may be purchased solely through accounts established under a fee-based program which is sponsored and maintained by a registered broker-dealer or other financial adviser approved by the Trust's Distributor and under which each investor pays a fee to the broker-dealer or other financial adviser, or its affiliate or agent, for investment management or administrative services. In order to be eligible to purchase Adviser Shares, a broker-dealer or other financial adviser must make an initial investment of at least $100,000 of its client's assets in the AXA Rosenberg U.S. Small Capitalization Fund. In its sole discretion, the Adviser may waive this minimum asset investment requirement. Adviser Shares are sold without any initial or deferred sales charges and are not subject to ongoing distribution fees, but are subject to a Service Fee at an annual rate equal to 0.25% of the AXA Rosenberg U.S. Small Capitalization Fund's average daily net assets attributable to Adviser Shares.

INVESTOR SHARES

    Investor Shares may be purchased by institutions, certain individual retirement accounts and individuals. In order to be eligible to purchase Investor Shares, an investor must make an initial investment of at least $2,500 in the particular Fund. In its sole discretion, the Adviser may waive this minimum investment requirement. Investor Shares are subject to an annual Distribution and Shareholder Service Fee equal to 0.25% of the average daily net assets attributable to Investor Shares, and the Trustees have authorized each Fund to pay up to 0.15% of its average daily net assets attributable to Investor Shares for subtransfer and subaccounting services in connection with such shares. As described above, the Distribution and Shareholder Service Plan in connection with Investor Shares permits payments of up to 0.25% of the

Funds' average daily net assets attributable to Investor Shares. See "Management of the Trust -- Distributor."

GENERAL

    Shares of the Funds may be sold to corporations or other institutions such as trusts, foundations or broker-dealers purchasing for the accounts of others (collectively, "Shareholder Organizations"). Investors purchasing and redeeming shares of the Funds through a Shareholder Organization may be charged a transaction-based fee or other fee for the services provided by the Shareholder Organization. Each such Shareholder Organization is responsible for transmitting to its customers a schedule of any such fees and information regarding any additional or different conditions with respect to purchases and redemptions of Fund shares. Customers of Shareholder Organizations should read this Prospectus in light of the terms governing accounts with their particular organization.

                               PURCHASING SHARES

    The offering price for shares of each Fund is the net asset value per share next determined after receipt of a purchase order. See "How the Trust Prices Shares of the Funds -- Determination of Net Asset Value." Investors may be charged an additional fee by their broker or agent if they effect transactions through such persons.

    The AXA Rosenberg U.S. Small Capitalization Fund was reopened to all investors effective March 27, 2000. As with the Trust's other series of beneficial interest, the Trust reserves the right to close the AXA Rosenberg U.S. Small Capitalization Fund to one or more classes of investors at any time. The AXA Rosenberg U.S. Small Capitalization Fund plans to close to all investors when its net assets reach $1 billion except that (i) participants in 401(k) plans may continue to purchase shares of the AXA Rosenberg U.S. Small Capitalization Fund in their plan accounts as long as the 401(k) plan continues to own shares in the Fund, (ii) participants holding shares in the AXA Rosenberg U.S. Small Capitalization Fund in certain "wrap programs" that have entered into contractual agreements with the Trust and/or Distributor will be eligible to purchase shares of the AXA Rosenberg U.S. Small Capitalization Fund to rebalance their accounts as long as the "wrap program" continues to own shares of the Fund, but other participants in the "wrap programs" will not be able to purchase shares, and (iii) participants holding shares in the AXA Rosenberg U.S. Small Capitalization Fund in certain "asset allocation programs" that have entered into a contractual arrangement with the Trust and/or Distributor will be eligible to purchase shares in the AXA Rosenberg U.S. Small Capitalization Fund to rebalance their accounts as long as the "asset allocation program" continues to own shares of the Fund, but other participants in the "asset allocation programs" will not be able to purchase shares.

INITIAL CASH INVESTMENTS BY WIRE

    Subject to acceptance by the Trust, shares of the Funds may be purchased by wiring federal funds. Please first contact the Trust at 1-800-447-3332 for complete wiring instructions. Notification must be given to the Trust at 1-800-447-3332 prior to 4:00 p.m., New York Time, of the wire date. Federal funds purchases will be accepted only on a day on which the Trust, the Distributor and the Custodian are all open for business. A completed Account Application must be overnighted to the Trust at Barr Rosenberg Series Trust c/o BISYS Fund Services, Inc., 3435 Stelzer Road, Columbus, Ohio 43219-8021. Please note the minimum initial investment requirements for each class as set forth above under "Multiple Classes."

INITIAL CASH INVESTMENTS BY MAIL

    Subject to acceptance by the Trust, an account may be opened by completing and signing an Account Application and mailing it to Barr Rosenberg Series Trust, P.O. Box 182495, Columbus, Ohio 43218-2495.

    The Fund(s) to be purchased should be specified on the Account Application. In all cases, subject to acceptance by the Trust, payment for the purchase of shares received by mail will be credited to a shareholder's account at the net asset value per share of a Fund next determined after receipt, even though the check may not yet have been converted into federal funds. Please note minimum initial investment requirements for each class as set forth above under "Multiple Classes."

ADDITIONAL CASH INVESTMENTS

    Additional cash investments may be made at any time by mailing a check to the Trust at the address noted under "-- Initial Cash Investments by Mail" (payable to Barr Rosenberg Series Trust) or by wiring monies as noted under "-- Initial Cash Investments by Wire." Notification must be given at 1-800-447-3332 or to the appropriate broker-dealer prior to 4:00 p.m., New York time, of the wire date. Please note each class' minimum additional investment requirements as set forth above under "Multiple Classes." In its sole discretion, the Adviser may waive the minimum additional investment requirements.

INVESTMENTS IN-KIND (INSTITUTIONAL SHARES)

    Institutional Shares may be purchased in exchange for common stocks on deposit at The Depository Trust Company ("DTC") or by a combination of such common stocks and cash. Purchase of Institutional Shares of a Fund in exchange for stocks is subject in each case to the determination by the Adviser that the stocks to be exchanged are acceptable. Securities accepted by the Adviser in exchange for Fund shares will be valued as set forth under "How the Trust Prices Shares of the Funds -- Determination of Net Asset Value" (generally the last quoted sale price) as of the time of the next determination of net asset value after such acceptance. All dividends, subscription or other rights which are reflected in the market price of accepted securities at the time of valuation become the property of the Fund and must be delivered to the Fund upon receipt by the investor from the issuer. Generally, the exchange of common stocks for Institutional Shares will be a taxable event for federal income tax purposes, which will trigger gain or loss to an investor subject to federal income taxation, measured by the difference between the value of the Institutional Shares received and the investor's basis in the securities tendered.

    The Adviser will not approve the acceptance of securities in exchange for Fund shares unless (i) the Adviser, in its sole discretion, believes the securities are appropriate investments for the Fund; (ii) the investor represents and agrees that all securities offered to the Fund are not subject to any restrictions upon their sale by the Fund under the Securities Act of 1933, or otherwise; and (iii) the securities may be acquired under the Fund's investment restrictions.

OTHER PURCHASE INFORMATION

    An eligible shareholder may also participate in the Barr Rosenberg Automatic Investment Program, an investment plan that automatically debits money from the shareholder's bank account and invests it in Investor Shares of one or more of the Funds through the use of electronic funds transfers. Investors may commence their participation in this program with a minimum initial investment of $2,500 and may elect to make subsequent investments by transfers of a minimum of $50 into their established Fund account. You may contact the Trust for more information about the Barr Rosenberg Automatic Investment Program.

    For purposes of calculating the purchase price of Fund shares, a purchase order is received by the Trust on the day that it is in "good order" unless it is rejected by the Distributor. For a cash purchase order of Fund shares to be in "good order" on a particular day, a check or money wire must be received on or before 4:00 p.m., New York time, of that day. If the consideration is received by the Trust after the deadline, the purchase price of Fund shares will be based upon the next determination of net asset value of Fund shares. No third party or foreign checks will be accepted. In the case of a purchase in-kind of Institutional Shares, such purchase order will be rejected if the investor's securities are not placed on deposit at DTC prior to 10:00 a.m., New York time.

    The Trust reserves the right, in its sole discretion, to suspend the offering of shares of a Fund or to reject purchase orders when, in the judgment of the Adviser, such suspension or rejection would be in the best interests of the Trust or a Fund. The Funds do not allow investments by market timers. You will be considered a market timer if you buy and sell your shares within 30 days or otherwise seem, in the judgment of the Adviser, to follow a timing pattern.

    Purchases of each Fund's shares may be made in full or in fractional shares of such Fund calculated to three decimal places. In the interest of economy and convenience, certificates for shares will not be issued.

                                  IRA ACCOUNTS

    Investor Shares of the Funds may be used as funding mediums for IRAs. The minimum initial investment for an IRA is $2,000. A special application must be completed in order to create such an account. Contributions to IRAs are subject to prevailing amount limits set by the Internal Revenue Service. For more information about IRAs, call the Trust at 1-800-447-3332.

                              REDEMPTION OF SHARES

    Shares of the Funds may be redeemed by mail, or, if authorized by an investor in an Account Application, by telephone. The value of shares redeemed may be more or less than the original cost of those shares, depending on the market value of the investment securities held by the particular Fund at the time of the redemption.

BY MAIL

    The Trust will redeem its shares at the net asset value next determined after the request is received in "good order." See "How the Trust Prices Shares of the Funds -- Determination of Net Asset Value." Requests should be addressed to Barr Rosenberg Series Trust, P.O. Box 182495, Columbus, Ohio 43218-2495.

    Requests in "good order" must include the following documentation:

        (a) a letter of instruction specifying the number of shares or dollar amount to be redeemed, signed by all registered owners of the shares in the exact names in which they are registered;

        (b) any required signature guarantees; and

        (c) other supporting legal documents, if required, in the case of estates, trusts, guardianships, custodianships, corporations, pension and profit sharing plans and other organizations.

SIGNATURE GUARANTEES

    To protect shareholder accounts, the Trust and the Transfer Agent from fraud, signature guarantees may be required to enable the Trust to verify the identity of the person who has authorized a redemption from an account. Signature guarantees are required for (1) redemptions where the proceeds are to be sent to someone other than the registered shareholder(s) at the registered address, and (2) share transfer requests. Signature guarantees may be obtained from certain eligible financial institutions, including but not limited to, the following: banks, trust companies, credit unions, securities brokers and dealers, savings and loan associations and participants in the Securities and Transfer Association Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) or the New York Stock Exchange Medallion Signature Program (MSP). Shareholders may contact the Trust at 1-800-447-3332 for further details.

BY TELEPHONE

    Provided the Telephone Redemption Option has been authorized by an investor in an Account Application, a redemption of shares may be requested by calling the Trust at 1-800-447-3332 and requesting that the redemption proceeds be mailed to the primary registration address or wired per the authorized instructions. If the Telephone Redemption Option or the Telephone Exchange Option (as described below) is authorized, the Transfer Agent may act on telephone instructions from any person representing himself or herself to be a shareholder and believed by the Transfer Agent to be genuine. The Transfer Agent's records of such instructions are binding and the shareholder, and not the Trust or the Transfer Agent, bears the risk of loss in the event of unauthorized instructions reasonably believed by the Transfer Agent to be genuine. The Transfer Agent will employ reasonable procedures to confirm that instructions communicated are genuine and, if it does not, it may be liable for any losses due to unauthorized or fraudulent instructions. The procedures employed in connection with transactions initiated by telephone include tape recording of telephone instructions and requiring some form of personal identification prior to acting upon instructions received by telephone. Telephone Redemption will be suspended for a period of 10 business days following a telephonic address change.

SYSTEMATIC WITHDRAWAL PLAN

    An owner of $12,000 or more of shares of a Fund may elect to have periodic redemptions made from the investor's account to be paid on a monthly, quarterly, semiannual or annual basis. The maximum payment per year is 12% of the account value at the time of the election. The Trust will normally redeem a sufficient number of shares to make the scheduled redemption payments on a date selected by the shareholder. Depending on the size of the payment requested and fluctuation in the net asset value, if any, of the shares redeemed, redemptions for the purpose of making such payments may reduce or even exhaust the account. A shareholder may request that these payments be sent to a predesignated bank or other designated party. Capital gains and dividend distributions paid to the account will automatically be reinvested at net asset value on the distribution payment date.

FURTHER REDEMPTION INFORMATION

    The Trust will not make payment on redemptions of shares purchased by check until payment of the purchase price has been collected, which may take up to fifteen days after purchase. Shareholders can avoid this delay by utilizing the wire purchase option.

    If the Adviser determines, in its sole discretion, that it would not be in the best interests of the remaining shareholders of a Fund to make a redemption payment to an Institutional Shareholder wholly or partly in cash, such Fund may pay the redemption price of Institutional Shares in whole or in part by a distribution in kind of readily marketable securities held by such Fund in lieu of cash. Securities used to redeem Fund shares in kind will be valued in accordance with the Funds' procedures for valuation described under "How the Trust Prices Shares of the Funds -- Determination of Net Asset Value." Securities distributed by a Fund in kind will be selected by the Adviser in light of each Fund's objective and will not generally represent a pro rata distribution of each security held in a Fund's portfolio. Investors may incur brokerage charges on the sale of any such securities so received in payment of redemptions.

    The Trust may suspend the right of redemption and may postpone payment for more than seven days when the New York Stock Exchange is closed for other than weekends or holidays, or if permitted by the rules of the Securities and Exchange Commission, during periods when trading on the Exchange is restricted or during an emergency which makes it impracticable for the Funds to dispose of their securities or to fairly determine the value of their net assets, or during any other period permitted by the Securities and Exchange Commission for the protection of investors.

                               EXCHANGING SHARES

    The Funds offer two convenient ways to exchange shares of one Fund for shares of another Fund. Shares of a particular class of a Fund may be exchanged only for shares of the same class in another Fund. Before engaging in an exchange transaction, a shareholder should read carefully the information in the Prospectus describing the Fund into which the exchange will occur. A shareholder may not exchange shares of a class of one Fund for shares of the same class of another Fund that is not qualified for sale in the state of the shareholder's residence. Although the Trust has no current intention of terminating or modifying the exchange privilege, it reserves the right to do so at any time.

    An exchange is taxable as a sale of a security on which a gain or loss may be recognized. Shareholders should receive written confirmation of the exchange within a few days of the completion of the transaction.

    A new account opened by exchange must be established with the same name(s), address and social security number as the existing account. All exchanges will be made based on the respective net asset values next determined following receipt of the request by the Funds containing the information indicated below.

EXCHANGE BY MAIL

    To exchange Fund shares by mail, shareholders should simply send a letter of instruction to the Trust. The letter of instruction must include: (a) the investor's account number; (b) the class of shares to be exchanged; (c) the Fund from and the Fund into which the exchange is to be made; (d) the dollar or share amount to be exchanged; and (e) the signatures of all registered owners or authorized parties.

EXCHANGE BY TELEPHONE

    To exchange Fund shares by telephone or to ask questions about the exchange privilege, shareholders may call the Trust at 1-800-447-3332. If you wish to exchange shares, please be prepared to give the telephone representative the following information: (a) the account number, social security number and account registration; (b) the class of shares to be exchanged; (c) the name of the Fund from which and the Fund into which the exchange is to be made; and (d) the dollar or share amount to be exchanged. Telephone exchanges are available only if the shareholder so indicates by checking the "yes" box on the Account Application. The Trust employs procedures, including recording telephone calls, testing a caller's identity, and written confirmation of telephone transactions, designed to give reasonable assurance that instructions communicated by telephone are genuine, and to discourage fraud. To the extent that a Fund does not follow such procedures, it may be liable for losses due to unauthorized or fraudulent telephone instructions. A Fund will not be liable for acting upon instructions communicated by telephone that it reasonably believes to be genuine. The Trust reserves the right to suspend or terminate the privilege of exchanging by mail or by telephone at any time. The telephone exchange privilege will be suspended for a period of 10 business days following a telephonic address change.

                    HOW THE TRUST PRICES SHARES OF THE FUNDS

    The price of each Fund's shares is based on its net asset value as next determined after receipt of a purchase order in good order.

    For purposes of calculating the purchase price of Fund shares, if it does not reject a purchase order, the Trust considers an order received on the day that it receives a check or money order on or before 4:00 p.m., New York Time. If the Trust receives the payment after the deadline, it will base the purchase price of Fund shares on the next determination of net asset value of Fund shares.

    The Trust reserves the right, in its sole discretion, to suspend the offering of shares of a Fund or Funds or to reject purchase orders when the Adviser believes that suspension or rejection would be in the best interests of the Trust.

    Purchases of each Fund's shares may be made in full or fractional shares of the relevant Fund calculated to three decimal places. In the interest of economy and convenience, the Trust will not issue certificates for shares.

DETERMINATION OF NET ASSET VALUE

    The net asset value of each class of shares of the Funds will be determined once on each day on which the New York Stock Exchange is open as of 4:00 p.m., New York time. Shares will not be priced on the days on which the New York Stock Exchange is closed for trading. Because the AXA Rosenberg International Small Capitalization Fund, AXA Rosenberg Japan Fund, AXA Rosenberg International Equity Fund and AXA Rosenberg Multi-Strategy Market Neutral Fund may invest in securities that are primarily listed on foreign exchanges that trade on weekends or other days when the Funds do not price their shares, the net asset value of the shares of those Funds may change on days when shareholders will not be able to purchase or redeem shares. The net asset value per share of each class of a Fund is determined by dividing the particular class's proportionate interest in the total market value of the Fund's portfolio investments and other assets, less any applicable liabilities, by the total outstanding shares of that class of the Fund. Specifically, each Fund's liabilities are allocated among its classes. The total of such liabilities allocated to a particular class, plus that class's distribution and shareholder service expenses, if any, and any other expenses specially allocated to that class are then deducted from the class's proportionate interest in the Fund's assets. The resulting amount for each class is divided by the number of shares of that class outstanding to produce the "net asset value" per share.

    Portfolio securities listed on a securities exchange for which market quotations are available are valued at the last quoted sale price on each business day, or, if there is no such reported sale, at the most recent quoted bid price for long securities and the most recent quoted ask price for securities sold short. Price information on listed securities is generally taken from the closing price on the exchange where the security is primarily traded. Unlisted securities for which market quotations are readily available are valued at the most recent quoted bid price or the most recent quoted ask price, except that debt obligations with sixty days or less remaining until maturity may be valued at their amortized cost. Exchange-traded options, futures and options on futures are valued at the settlement price as determined by the appropriate clearing corporation. Other assets and securities for which no quotations are readily available are valued at fair value as determined in good faith by the Trustees of the Trust or by persons acting at their direction.

                                 DISTRIBUTIONS

    Each Fund intends to pay out as dividends substantially all of its net investment income (which comes from dividends and any interest it receives from its investments and net short-term capital gains). Each Fund also intends to distribute substantially all of its net long-term capital gains, if any, after giving effect to any available capital loss carryover. Each Fund's policy is to declare and pay distributions of its dividends and interest annually although it may do so more frequently as determined by the Trustees of the Trust. Each Fund's policy is to distribute net short-term capital gains and net long-term gains annually, although it may do so more frequently as determined by the Trustees of the Trust to the extent permitted by applicable regulations.

    All dividends and/or distributions will be paid out in the form of additional shares of the relevant Fund to which the dividends and/or distributions relate at net asset value unless the shareholder elects to receive cash. Shareholders may make this election by marking the appropriate box on the Account Application or by writing to the Administrator.

    If you elect to receive distributions in cash and checks (i) are returned and marked as "undeliverable" or (ii) remain uncashed for six months, your cash election will be changed automatically and your future dividend and capital gains distributions will be reinvested in the Fund at the per share net asset value determined as of the date of payment of the distribution. In addition, any undeliverable checks or checks that remain uncashed for six months will be canceled and will be reinvested in the Fund at the per share net asset value determined as of the date of cancellation.

                                     TAXES

    Each Fund intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. So long as a Fund distributes, as dividends, substantially all of the sum of its taxable net investment income and the excess, if any, of net short-term capital gains over net long-term capital losses for such year and otherwise qualifies for the special rules governing the taxation of regulated investment companies, the Fund itself will not pay federal income tax on the amount distributed. Such dividends will be taxable to shareholders subject to income tax as ordinary income. Distributions of long-term capital gains (generally taxed at 20%) will be taxable to shareholders as such, regardless of how long a shareholder has held the shares. Distributions will be taxed as described above whether received in cash or in shares through the reinvestment of distributions. A distribution paid to shareholders by a Fund in January of a year is generally deemed to have been received by shareholders on December 31 of the preceding year, if the distribution was declared and payable to shareholders of record on a date in October, November or December of that preceding year. Each Fund will provide federal tax information annually, including information about dividends and distributions paid during the preceding year.

    If more than 50% of a Fund's assets at fiscal year-end is represented by debt and equity securities of foreign corporations, the Fund may (and the AXA Rosenberg International Small Capitalization Fund, the AXA Rosenberg Japan Fund, the AXA Rosenberg International Equity Fund and the AXA Rosenberg Multi-Strategy Market Neutral Fund intend to) elect to permit shareholders who are U.S. citizens or U.S. corporations to claim a foreign tax credit or deduction (but not both) on their U.S. income tax returns for their pro rata portion of qualified taxes paid by the Fund to foreign countries. As a result, the amounts of foreign income taxes paid by such Fund would be treated as additional income to shareholders of such Fund for purposes of the foreign tax credit. Each such shareholder would include in gross income from foreign sources its pro rata share of such taxes. Certain limitations imposed by the Internal Revenue Code may prevent shareholders from receiving a full foreign tax credit or deduction for their allocable amount of such taxes.

    To the extent such investments are permissible for a Fund, the Fund's short sales and transactions in options, futures contracts, hedging transactions, forward contracts, equity swap contracts and straddles will be subject to special tax rules (including mark-to-market, constructive sale, straddle, wash sale and short sale rules), the effect of which may be to accelerate income to the Fund, defer losses to the Fund, cause adjustments in the holding periods of the Fund's securities and convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of distributions to shareholders. A Fund's use of such transactions may result in the Fund realizing more short-term capital gains and ordinary income subject to tax at ordinary income tax rates than it would if it did not engage in such transactions.

    The foregoing is a general summary of the federal income tax consequences of investing in a Fund to shareholders who are U.S. citizens or U.S. corporations. Shareholders should consult their own tax advisers about the tax consequences of an investment in the Funds in light of each shareholder's particular tax situation. Shareholders should also consult their own tax advisers about consequences under foreign, state, local or other applicable tax laws.

                               OTHER INFORMATION

    Each Fund's investment performance may from time to time be included in advertisements about such Fund. Total return for a Fund is measured by comparing the value of an investment in such Fund at the beginning of the relevant period to the redemption value of the investment in such Fund at the end of such period (assuming immediate reinvestment of any dividends or capital gains distributions). All data are based on a Fund's past investment results and do not predict future performance. Investment performance, which will vary, is based on many factors, including market conditions, the composition of a Fund's portfolio and a Fund's operating expenses. Investment performance also often reflects the risks associated with a Fund's investment objective and policies. These factors should be considered when comparing a

Fund's investment results with those of other mutual funds and other investment vehicles. Quotations of investment performance for any period when an expense limitation was in effect will be greater than if the limitation had not been in effect.

FINANCIAL HIGHLIGHTS

    The Report of Independent Accountants, financial highlights and financial statements of the Funds included in its Annual Report for the period ended March 31, 2000 (the "Annual Report") are incorporated herein by reference to such Annual Report. Copies of such Annual Report are available without charge upon request by writing to Barr Rosenberg Series Trust, 3435 Stelzer Road, Columbus, Ohio 43219 or telephoning 1-800-447-3332.

    The financial statements incorporated by reference into this Statement of Additional Information have been audited by PricewaterhouseCoopers LLP, independent accountants, and have been so included and incorporated by reference in reliance upon the report of said firm, which report is given upon their authority as experts in auditing and accounting.

For more information about the funds:
Statement of Additional Information (SAI):
The SAI provides more detailed information about the Funds. It is incorporated by reference into this prospectus and is legally considered a part of this prospectus.

Annual and Semi-Annual Reports:
The Funds' Annual and Semi-Annual Reports to shareholders contain additional information on the Funds' investments. The Report of PricewaterhouseCoopers LLP, the Trust's Independent Accountants, financial highlights and financial statements of the Funds included in the Annual Report are incorporated herein by reference to such Annual Report.

You may review and copy the Trust's Annual and Semi-Annual Reports and the SAI at the Public Reference Room of the Securities and Exchange Commission. You may obtain text-only copies, for a fee, by writing to the Public Reference Section of the Commission, Washington D.C. 20549-0102, or by calling 1-202-942-8090, or by electronic request via e-mail at the following address: publicinfo@sec.gov. You may obtain text-only copies for free from the Edgar database on the Commission's website at http://www.sec.gov. You can get free copies of the SAI and the Annual and Semi-Annual Reports, request other information about the Funds or make shareholder inquiries by contacting the Funds at:

                 --------------------------------------
                 Barr Rosenberg Series Trust
                 3435 Stelzer Road
                 Columbus, Ohio 43219-8021
                 1.800.555.5737 (Institutional Shares)
                 1.800.447.3332 (Investor Shares)
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Adviser
AXA Rosenberg Investment Management LLC
Four Orinda Way, Building E
Orinda, California 94563

Administrator, Transfer Agent and Dividend Paying Agent
BISYS Fund Services Ohio, Inc.
3435 Stelzer Road
Columbus, Ohio 43219

Custodians of Assets
Custodial Trust Company
101 Carnegie Center
Princeton, New Jersey 08540

State Street Bank and Trust Company
Mutual Funds Division
Boston, Massachusetts 02102

Independent Accountants
PricewaterhouseCoopers LLP
333 Market Street
San Francisco, California 94104                                       BRG-0036

Legal Counsel
Ropes & Gray
One International Plaza
Boston, Massachusetts 02110

Investment Company Act File No. 811-05547